UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
SONIC AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
_______________________________________________________________________________
(2)Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________
(4)Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
(5)Total fee paid:
_______________________________________________________________________________
☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
_______________________________________________________________________________
(2)Form, Schedule or Registration Statement No.:
_______________________________________________________________________________
(3)Filing Party:
_______________________________________________________________________________
(4)Date Filed:
_______________________________________________________________________________

SONIC AUTOMOTIVE, INC.
4401 Colwick Road
Charlotte, North Carolina 28211
March 12, 2021

Dear Stockholder:
You are cordially invited to our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Wednesday, April 28, 2021, which will be held virtually via live audio webcast. While we regret that we will not be able to personally greet you at the Annual Meeting, we have made this decision due to the ongoing public health impact of the COVID-19 pandemic and to prioritize the health and well-being of our stockholders, employees and other meeting participants.
The accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement describe the matters on which action will be taken at the Annual Meeting.
Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented. To ensure that your vote will be received and counted, at your earliest convenience, please follow the instructions for voting your shares provided in the accompanying Proxy Statement and proxy card or voting instruction form, the notice letter or the voting instructions you receive by e-mail. Your vote is important regardless of the number of shares you own.
Sincerely,

/s/ O. Bruton Smith
O. Bruton Smith
Executive Chairman

SONIC AUTOMOTIVE, INC.
4401 Colwick Road
Charlotte, North Carolina 28211
(704) 566-2400
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
March 12, 2021
The 2021 annual meeting of stockholders (the “Annual Meeting”) of Sonic Automotive, Inc. (“Sonic”) will be held at 4:00 p.m., Eastern Time, on Wednesday, April 28, 2021 virtually via live audio webcast at www.virtualshareholdermeeting.com/SAH2021, for the following purposes as described in the accompanying Proxy Statement:
1.To elect the 11 directors nominated by the Board of Directors;
2.To ratify the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021;
3.To approve, on an advisory basis, Sonic’s named executive officer compensation in fiscal 2020;
4.To approve the amendment to Sonic’s Amended and Restated Certificate of Incorporation to add a provision designating the state and federal courts of the State of Delaware as the exclusive forums in which certain claims may be brought against Sonic;
5.To approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan to increase the number of shares of Sonic’s Class A Common Stock authorized for issuance thereunder from 6,000,000 to 8,000,000; and
6.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote “FOR” Items 1, 2, 3, 4 and 5. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock as of the close of business on March 5, 2021 will be entitled to receive notice of, and to vote at, the Annual Meeting by visiting www.virtualshareholdermeeting.com/SAH2021.
To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.
Sonic has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Stockholders participating in the Annual Meeting will be able to vote their shares electronically and submit questions during the event using the directions on the meeting website that day.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and proxy card or voting instruction form, the notice letter or the voting instructions you receive by e-mail.
By Order of the Board of Directors,

Sincerely,

/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on April 28, 2021:

The Notice of Annual Meeting and Proxy Statement
and the 2020 Annual Report to Stockholders are available at www.proxyvote.com.

i

PROXY STATEMENT

GENERAL INFORMATION
The 2021 annual meeting of stockholders of Sonic Automotive, Inc. will be held at 4:00 p.m., Eastern Time, on Wednesday, April 28, 2021 virtually via live audio webcast at www.virtualshareholdermeeting.com/SAH2021 for the purposes set forth in the accompanying Notice of 2021 Annual Meeting of Stockholders. In this Proxy Statement, we refer to this meeting, together with any adjournment or postponement thereof, as the “Annual Meeting.” Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock as of the close of business on March 5, 2021 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are being furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting. On or about March 12, 2021, Sonic began mailing to its stockholders this Proxy Statement, the accompanying proxy card or voting instruction form and the 2020 Annual Report to Stockholders, or a notice letter, as applicable. References in this Proxy Statement to “Sonic,” the “Company,” “we,” “us,” “our” and similar terms refer to Sonic Automotive, Inc. We sometimes refer in this Proxy Statement to our Class A Common Stock and Class B Common Stock together as our “Common Stock.”
Shares Entitled to Vote and Voting Rights
Sonic currently has authorized under its Amended and Restated Certificate of Incorporation 100,000,000 shares of Class A Common Stock, of which 29,084,944 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting. As provided in Sonic’s Amended and Restated Certificate of Incorporation, on all matters presented at the Annual Meeting, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have 10 votes per share. All outstanding shares of Common Stock are entitled to vote as a single class on any matter submitted to a vote at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.
Voting Requirement to Approve Each of the Proposals
The following sets forth the voting requirement to approve each of the proposals:
Proposal 1, Election of Directors. Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). If any nominee for director who is an incumbent director receives a greater number of votes “against” his or her election than votes “for” his or her election in an uncontested election of directors, our Amended and Restated Bylaws and Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Secretary of the Company following certification of the stockholder vote for consideration by the Board. See “Proposal 1: Election of Directors” for a more detailed description of the Company’s director resignation policy.
Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021 requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 3, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of Sonic’s named executive officer compensation in fiscal 2020 requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 4, Approval of the Amendment to Sonic’s Amended and Restated Certificate of Incorporation. Approval of the amendment to Sonic’s Amended and Restated Certificate of Incorporation to add a provision designating the state and federal courts of the State of Delaware as the exclusive forums in which certain claims may be brought against Sonic requires the affirmative vote of a majority of the votes entitled to be cast on the proposal at the Annual Meeting (meaning that of the votes entitled to be cast on the proposal, a majority of them must be voted “for” the proposal for it to be approved).
Proposal 5, Approval of the Sonic Automotive, Inc. 2012 Stock Incentive Plan, Amended and Restated as of February 10, 2021. Approval of the amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”) requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the aggregate of the number of votes cast “against” such proposal plus abstentions).
Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the item must exceed the number of votes cast “against” such item).
Methods of Voting
If your shares of Class A Common Stock are registered directly in your name, you may vote by mail, by telephone, via the Internet prior to the Annual Meeting or while participating in the virtual Annual Meeting. If your shares of Class A Common Stock are held in the name of your bank, broker or other nominee, you may vote by mail or during the virtual Annual Meeting (provided that you obtain your 16-digit control number and comply with the procedures, if any, of such bank, broker or other nominee), and, depending on the voting procedures of the stockholder of record, you may be able to vote by telephone or via the Internet prior to the Annual Meeting. If you are a registered holder of Class B Common Stock, you may vote by mail or during the virtual Annual Meeting.
Voting by Mail. By signing and dating the proxy card or voting instruction form and returning it in the prepaid and addressed envelope enclosed with the proxy materials delivered by mail, you are authorizing the individuals named on the proxy card or voting instruction form to vote your shares during the Annual Meeting in the manner you indicate.
Voting by Telephone or via the Internet.  To vote by telephone or via the Internet prior to the Annual Meeting, please follow either the instructions included on your proxy card or voting instruction form, your notice letter or the voting instructions you receive by e-mail. If you vote by telephone or via the Internet prior to the Annual Meeting, you do not need to complete and mail a proxy card or voting instruction form. You may incur costs such as telephone and Internet access charges if you vote by telephone or via the Internet. If you choose to vote by telephone or via the Internet prior to the Annual Meeting, you must do so by 11:59 p.m., Eastern Time, on Tuesday, April 27, 2021.

Voting during the Annual Meeting.  If you participate in the Annual Meeting and wish to vote online during the meeting prior to the closing of the polls, please visit and follow the instructions provided at www.virtualshareholdermeeting.com/SAH2021; provided, however, if you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.
Even if you plan to participate in the Annual Meeting, we encourage you to vote as soon as possible to ensure that your shares will be voted if you are unable to participate during the meeting. If you receive more than one proxy card, voting instruction form, notice letter or e-mail notification, it is an indication that your shares are held in multiple accounts. To vote all of your shares, you must vote separately as described above for each proxy card, voting instruction form, notice letter or e-mail notification that you receive.
Effect of Abstentions and Broker Non-Votes
Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.
Under the New York Stock Exchange rules (the “NYSE rules”), Proposal 2, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, Proposals 1, 3, 4 and 5, the election of directors, the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2020, the approval of the amendment to Sonic’s Amended and Restated Certificate of Incorporation and the approval of the amendment and restatement of the 2012 Stock Incentive Plan, respectively, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.
With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will also have no effect on the election of the nominees.
With respect to Proposals 2, 3, 4 and 5, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021, the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2020, the approval of the amendment to Sonic’s Amended and Restated Certificate of Incorporation and the approval of the amendment and restatement of the 2012 Stock Incentive Plan, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. For Proposals 2 and 3, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021 and the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2020, respectively, abstentions and broker non-votes are not considered votes cast for the purpose of determining the number of votes cast with respect to the proposal and will therefore have no effect on the vote for these proposals. As discussed above, because Proposal 2, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal. With respect to Proposal 4, the approval of the amendment to Sonic’s Amended and Restated Certificate of Incorporation, abstentions and broker non-votes will have the same effect as votes “against” the proposal. For Proposal 5 under the NYSE rules, abstentions are considered votes cast for the purpose of determining the number votes cast with respect to the proposal and will therefore have the effect of votes “against” this proposal, whereas broker non-votes are not considered votes cast with respect to the proposal and will therefore have no effect on the vote for this proposal.
Voting of Proxies
Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed and dated. Proxies voted by telephone or via the Internet must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy in accordance with your specification. If you do not specify your vote, your shares will be voted (i) “FOR” the election of each of the 11 directors nominated by the Board of Directors; (ii) “FOR” the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021; (iii) “FOR” the approval, on an advisory basis, of Sonic’s named executive officer compensation in fiscal 2020; (iv) “FOR” the approval of the amendment to Sonic’s Amended and Restated Certificate of Incorporation; (v) “FOR” the approval of the amendment and restatement of the 2012 Stock Incentive Plan; and (vi) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.
Revoking Your Proxy or Changing Your Vote
You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date by telephone, via the Internet or by mail until the applicable deadline for each method; or (iii) participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participating in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your bank, broker or other nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information regarding the beneficial ownership of Sonic’s Common Stock as of February 24, 2021, by (i) each person known by Sonic to beneficially own more than 5% of a class of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. As of February 24, 2021, a total of 29,550,545 shares of Class A Common Stock and 12,029,375 shares of Class B Common Stock were outstanding. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.

Beneficial Owner	Number of Shares of Class A Common Stock(1)	Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock(2)
O. Bruton Smith(3)(4)(5)(6)	968,381	3.3%	12,029,375	100.0%	31.1%
Sonic Financial Corporation(3)(4)	—	*	9,858,125	82.0%	23.7%
David Bruton Smith(3)(4)(7)(8)	469,061	1.6%	9,858,125	82.0%	24.7%
Marcus G. Smith(3)(4)(9)(10)	45,665	*	9,858,125	82.0%	23.8%
B. Scott Smith(3)(4)	345,395	1.2%	9,858,125	82.0%	24.5%
Jeff Dyke(11)(12)	426,851	1.4%	—	—	1.0%
Heath R. Byrd(13)(14)(15)	138,675	*	—	—	*
William I. Belk(16))	86,673	*	—	—	*
William R. Brooks(16)	97,038	*	—	—	*
Victor H. Doolan(16)(17)	55,928	*	—	—	*
John W. Harris III(16)	41,536	*	—	—	*
Robert Heller (16)(18)	92,673	*	—	—	*
Keri A. Kaiser(19)	3,882	*	—	—	*
R. Eugene Taylor(16)	43,431	*	—	—	*
All directors and executive officers as a group (12 persons)	2,469,794	8.2%	12,029,375	100.0%	34.4%
Paul P. Rusnak(20)	5,420,000	18.3%	—	—	13.0%
BlackRock, Inc.(21)	3,682,581	12.5%	—	—	8.9%
Dimensional Fund Advisors LP (22)	2,330,439	7.9%	—	—	5.6%
The Vanguard Group, Inc. (23)	2,284,157	7.7%	—	—	5.5%

*    Less than 1%.
(1)Includes shares of Class A Common Stock, shares of restricted stock (which have both voting and dividend rights), and restricted stock units (which do not have voting or dividend rights) held by these individuals, including those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after February 24, 2021, to acquire beneficial ownership through the vesting of restricted stock units or the exercise of stock options: (i) Mr. O. Bruton Smith,

156,062 shares; Mr. David Bruton Smith, 190,209 shares; Mr. Jeff Dyke, 120,359 shares; and Mr. Heath R. Byrd, 93,808 shares; and (ii) all directors and executive officers as a group, 560,438 shares.
(2)The percentage of total voting power of Sonic is as follows: (i) Mr. O. Bruton Smith, 80.8%; Sonic Financial Corporation (“SFC”), 65.8%; Mr. B. Scott Smith, 66.0%; Mr. David Bruton Smith, 66.0%; Mr. Marcus G. Smith, 65.8%; Mr. Paul P. Rusnak, 3.6%; BlackRock, Inc., 2.5%; Dimensional Fund Advisors LP, 1.6%; The Vanguard Group, Inc., 1.5%; and less than 1% for all other stockholders shown; and (ii) all directors and executive officers as a group, 81.6%.
(3)The address for Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith and Marcus G. Smith and SFC is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.
(4)The amount of Class B Common Stock shown for Mr. O. Bruton Smith consists of 2,171,250 shares owned directly by him and 9,858,125 shares owned by SFC. The amount of Class B Common Stock shown for each of Messrs. B. Scott Smith, David Bruton Smith and Marcus G. Smith consists of 9,858,125 shares owned by SFC. Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith and Marcus G. Smith jointly control a majority of SFC’s outstanding voting stock and are directors and officers of SFC and are deemed to have shared voting and investment power with respect to the shares of Class B Common Stock held by SFC.
(5)Includes 43,790 restricted stock units convertible into shares of Class A Common Stock that vested on March 8, 2021.
(6)Approximately 682,846 shares of Class A Common Stock owned directly or indirectly by Mr. O. Bruton Smith are pledged to secure loans.
(7)Approximately 267,973 shares of Class A Common Stock owned directly or indirectly by Mr. David Bruton Smith are pledged to secure loans.
(8)Includes 37,823 restricted stock units convertible into shares of Class A Common Stock that vested on March 8, 2021.
(9)Approximately 30,821 shares of Class A Common Stock owned directly or indirectly by Mr. Marcus G. Smith are pledged to secure loans.
(10)Includes 9,283 restricted shares of Class A Common Stock for Mr. Marcus G. Smith that will vest on April 27, 2021, the day that is one day prior to the Annual Meeting.
(11)Includes 33,772 restricted stock units convertible into shares of Class A Common Stock that vested on March 8, 2021.
(12)Includes 277,528 shares held by Ash & Erin, LLC, over which Mr. Dyke exercises investment control.
(13)Approximately 35,741 shares of Class A Common Stock owned directly or indirectly by Mr. Heath R. Byrd are pledged to secure loans.
(14)Includes 26,322 restricted stock units convertible into shares of Class A Common Stock that vested on March 8, 2021.
(15)Includes 23,651 shares held by Bucknell Avenue, LLC, over which Mr. Byrd exercises investment control.
(16)Includes 9,283 restricted shares of Class A Common Stock for each of Messrs. Belk, Brooks, Doolan, Harris, Heller and Taylor that will vest on April 27, 2021, the day that is one day prior to the Annual Meeting.
(17)Includes 23,840 shares held indirectly by Mr. Doolan through the Doolan Family Trust.
(18)Mr. Heller shares voting and investment power over 11,000 shares with his wife.
(19)Includes 3,882 restricted shares of Class A Common Stock for Ms. Kaiser that will vest on July 29, 2021.
(20)This information is based upon a Schedule 13D/A and a Form 4 filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2010 and February 11, 2020, respectively, by Mr. Paul P. Rusnak, whose address is 14 Castle Oaks Court, Las Vegas, Nevada 89141. The Schedule 13D/A reports that Mr. Rusnak has sole voting and investment power over 5,000,000 shares and shared voting and investment power over no shares.
(21)This information is based upon a Schedule 13G/A filed with the SEC on January 27, 2021 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10055. The Schedule 13G/A reports that BlackRock has sole voting power over 3,634,868 shares, shared voting power over no shares and sole investment power over all of the shares shown.
(22)This information is based upon a Schedule 13G/A filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (“Dimensional”), whose address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 2,246,978 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of Sonic owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.
(23)This information is based upon a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over no shares, shared voting power over 27,922 shares, sole investment power over 2,236,314 shares and shared investment power over 47,843 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sonic’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of Sonic’s Class A Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Sonic’s Class A Common Stock and reports of changes in their beneficial ownership of Sonic’s Class A Common Stock. Based solely on a review of such reports and written representations made by Sonic’s executive officers and directors with respect to the completeness and timeliness of their filings, Sonic believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2020, except for (i) Mr. Paul P. Rusnak, a greater than 10% beneficial owner of Sonic, who filed two late Form 4s to report distributions of shares from his individual retirement account to his personal account; (ii) Mr. Marcus G. Smith, a director and greater than 10% beneficial owner of Sonic, who filed a late Form 4 to report an acquisition of shares of Sonic’s Class A Common Stock; and (iii) Ms. Keri A. Kaiser, who filed a late Form 4 to report a grant of restricted stock which was awarded to her upon her becoming a director.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors currently consists of 11 members and has no vacancies. On the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors, the Board has nominated each of our current directors to stand for reelection at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Except for Ms. Keri A. Kaiser, who was elected to the Board in July 2020, all of the nominees were elected to the Board at the 2020 annual meeting of stockholders. Ms. Kaiser was recommended to the Board as a potential director by a consulting firm that provides services to the Company from time to time.
Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.
Under our Amended and Restated Bylaws and Corporate Governance Guidelines, in an uncontested director election, any nominee for director who is an incumbent director and receives a greater number of votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Secretary of the Company following certification of the stockholder vote for consideration by the Board. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the NCG Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The NCG Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Sonic will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the SEC. The resignation policy set forth in our Amended and Restated Bylaws and our Corporate Governance Guidelines does not apply to contested director elections.
Director Nominees
We have set forth below information regarding each of the director nominees. The NCG Committee and the Board believe that the experience, qualifications, attributes and skills of the director nominees described below and in the “Corporate Governance and Board of Directors — Board Committees — NCG Committee” section of this Proxy Statement provide the Board with the ability to address the evolving needs of Sonic and to represent the best interests of the Company and its stockholders.
O. Bruton Smith, 94, is the Founder of Sonic and has served as its Executive Chairman since July 2015. Prior to his election as Executive Chairman, Mr. Smith had served as Chairman and Chief Executive Officer of the Company since its organization in January 1997. Mr. Smith has also served as a director of Sonic since its organization in January 1997. Mr. Smith is also a director of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automotive industry since 1966. Mr. Smith is also the Executive Chairman and a director of Speedway Motorsports, LLC f/k/a Speedway Motorsports, Inc. (“Speedway Motorsports”), which is controlled by Mr. Smith and his family. Speedway Motorsports was a public company until September 2019, whose shares were traded on the New York Stock Exchange (the “NYSE”). Among other things, Speedway Motorsports owns and operates the following speedways: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las

Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. Mr. Smith is also a director of most of Speedway Motorsports’ operating subsidiaries and a director and an officer of SFC, the largest stockholder of Sonic. He is the father of Mr. David Bruton Smith and Mr. Marcus G. Smith.
David Bruton Smith, 46, was elected as Chief Executive Officer of Sonic in September 2018. Prior to his election as Chief Executive Officer, Mr. Smith served as Sonic’s Executive Vice Chairman and Chief Strategic Officer from March 2018 to September 2018, as Sonic’s Vice Chairman from March 2013 to March 2018 and as an Executive Vice President of Sonic from October 2008 to March 2013. He has been a director of Sonic since October 2008 and has served in Sonic’s organization since 1998. Prior to being named an Executive Vice President and a director in October 2008, Mr. Smith had served as Sonic’s Senior Vice President of Corporate Development since March 2007. Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007, and also served prior to that time as Dealer Operator and General Manager of several Sonic dealerships. Mr. Smith is also a director and an officer of SFC, the largest stockholder of Sonic. He is the son of Mr. O. Bruton Smith and the brother of Mr. Marcus G. Smith.
Jeff Dyke, 53, was elected to the office of President of Sonic in September 2018 and is responsible for direct oversight for all of Sonic’s retail automotive operations. In addition, Mr. Dyke has served as a director of Sonic since July 2019. Mr. Dyke served as Sonic’s Executive Vice President of Operations from October 2008 to September 2018. From March 2007 to October 2008, Mr. Dyke served as Sonic’s Division Chief Operating Officer – Southeast Division, where he oversaw retail automotive operations for the states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee and Texas. Mr. Dyke first joined Sonic in October 2005 as Sonic’s Vice President of Retail Strategy, a position that he held until April 2006, when he was promoted to Division Vice President – Eastern Division, a position he held from April 2006 to March 2007. Prior to joining Sonic, Mr. Dyke worked in the retail automotive industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company.
William I. Belk, 71, has been a director of Sonic since March 1998 and has served as Sonic’s Lead Independent Director since August 2002. Mr. Belk is currently affiliated with Southeast Investments, N.C. Inc., a FINRA member firm headquartered in Charlotte, North Carolina. Mr. Belk’s past professional experience includes serving as a North Carolina District Court Judge, serving as a partner in the investment banking firm Carolina Financial Group, Inc. and serving in the positions of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk has also previously served as a director of Monroe Hardware Co., Inc., a wholesaler of hardware materials. Mr. Belk has a JD with an LLM — Taxation and a Master’s in Business Administration. He is also a director of British West Indies Trading Company.
William R. Brooks, 71, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Chief Financial Officer, Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer and Chief Financial Officer and a director of Speedway Motorsports, became Executive Vice President of Speedway Motorsports in February 2004 and became Vice Chairman in May 2008. Mr. Brooks also serves as a director and an executive officer for various operating subsidiaries of Speedway Motorsports and as a director and an officer of SFC, the largest stockholder of Sonic. Before the formation of Speedway Motorsports in December 1994, Mr. Brooks was a Vice President of Charlotte Motor Speedway and a Vice President and a director of Atlanta Motor Speedway.

Victor H. Doolan, 80, has been a director of Sonic since July 2005. Prior to being elected as a director, Mr. Doolan served for approximately three years as President and Chief Executive Officer of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company during his tenure, from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for more than 50 years.
John W. Harris III, 42, has been a director of Sonic since October 2014.  Mr. Harris has served since September 2015 as President of Lincoln Harris, LLC (“Lincoln Harris”), a privately held corporate real estate services firm focused on commercial brokerage, construction services, development and property management. From March 2012 to September 2015, he served as Chief Operating Officer and Executive Vice President of Lincoln Harris.  Prior to joining Lincoln Harris, Mr. Harris held various positions at Fortress Investment Group LLC, a global investment management firm, from August 2004 to February 2012. During his tenure at Fortress, Mr. Harris worked on assignments in Europe and the United States.  Mr. Harris currently serves on the board of directors of Lincoln Harris and previously served on the board of directors of Intrawest Resorts Holdings, Inc., a public company traded on the NYSE, from January 2014 until its acquisition in July 2017.
Robert Heller, 81, has been a director of Sonic since January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and an Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Inc. Mr. Heller is a former Governor of the Federal Reserve System and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as a director of the Bank of Marin Bancorp, a public company traded on the Nasdaq.
Keri A. Kaiser, 57, has been a director of Sonic since July 2020. Ms. Kaiser has served as Chief Marketing Officer and Chief Experience Officer of Children’s Health System of Texas (“Children’s Health”), a clinically integrated regional pediatric health care system, since 2018 and as Vice President of Marketing and Communications for Children’s Health since 2012. Prior to joining Children’s Health, Ms. Kaiser was the Chief Revenue Officer for the AT&T Performing Arts Center in Dallas. Previously, she was a co-founder of Velocity Ventures, worked in brand management with Frito-Lay, and was a founding member of the Strategic Management Consulting Group at Price Waterhouse.
Marcus G. Smith, 47, has been a director of Sonic since July 2019. Mr. Smith has served as Chief Executive Officer of Speedway Motorsports since February 2015 and became a director of Speedway Motorsports in 2004. Mr. Smith continues to serve as President of Speedway Motorsports, a position he has held since May 2008. Mr. Smith previously served as Chief Operating Officer of Speedway Motorsports from May 2008 to February 2015. Prior to that, Mr. Smith had served as Executive Vice President of National Sales and Marketing for Speedway Motorsports since 2004. Previously, Mr. Smith held various management positions with Speedway Motorsports and its subsidiaries since he joined Speedway Motorsports in 1996.  Mr. Smith also serves as a director and an officer of SFC, the largest stockholder of Sonic. He is the son of Mr. O. Bruton Smith and the brother of Mr. David Bruton Smith.
R. Eugene Taylor, 73, has been a director of Sonic since February 2015. Mr. Taylor has served as a director of First Horizon National Corporation (“First Horizon”), a bank holding company, since November 2017 and served as Vice Chairman of the board of directors of First Horizon until July 2020.

Mr. Taylor previously served as Chairman, Chief Executive Officer and President of Capital Bank Financial Corp. (“CBFC”), a bank holding company that he co-founded, from late 2009 until its acquisition by First Horizon in November 2017. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. Mr. Taylor also serves as a director of DHB Capital Corp., a special purpose acquisition company listed on the Nasdaq. Mr. Taylor was previously a director of CBFC and Capital Bank, N.A., CBFC’s operating bank subsidiary, as well as Capital Bank Corporation, Green Bankshares, Inc. and TIB Financial Corp., each of which CBFC held controlling interests in prior to its merger into CBFC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Director Independence
Because Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith and Marcus G. Smith (the “Smith family”), directly or indirectly, hold or control more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE rules and, therefore, is not required to comply with all of the requirements of those rules, including the requirement that a listed company have a majority of independent directors. Nevertheless, while Sonic has relied on the controlled company exemption from time to time, the Board is currently composed of a majority of independent directors.
The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted the Categorical Standards to assist the Board in determining whether a director has a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” The Categorical Standards are available on Sonic’s website, www.sonicautomotive.com.
In February 2021, the Board of Directors, with the assistance of the NCG Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the rules and regulations promulgated by the SEC (the “SEC rules”). The Board considered all relationships and transactions between each director (and his immediate family members and affiliates) and each of Sonic, its management and its independent registered public accounting firm, including (i) with respect to Mr. William R. Brooks, that he is an affiliate of SFC, the largest stockholder of Sonic, (ii) with respect to Mr. John W. Harris III, who serves as President and a director of Lincoln Harris, that Sonic and certain of its dealership subsidiaries made payments to Lincoln Harris in fiscal 2020 under a Facility Management Services Agreement entered into in October 2019 pursuant to which Lincoln Harris provided maintenance, repair and other facility management services to Sonic’s Charlotte area franchised dealerships for a pilot period beginning in January 2020 and (iii) with respect to Mr. R. Eugene Taylor, who serves as a director of First Horizon, that Sonic and its dealership subsidiaries in the ordinary course of business received compensation from First Horizon in fiscal 2020 related to auto loans referred to First Horizon by Sonic’s dealership subsidiaries. The Board and the NCG Committee determined that (A) with respect to Mr. Taylor, First Horizon did not have an agreement with Sonic to serve as a preferred lender to Sonic’s dealership subsidiaries and that the level of auto loan referral business between Sonic’s dealership subsidiaries and First Horizon in fiscal 2020 was insignificant to both Sonic and First Horizon and well below the thresholds for director independence in the Categorical Standards, and (B) with respect to Mr. Harris, the agreement for Lincoln Harris to provide maintenance, repair and other facility management services to Sonic’s Charlotte area franchised dealerships was unanimously approved by the NCG Committee and the independent members of the Board (excluding Mr. Harris who recused himself from each vote) and the dollar value of the payments made by Sonic to Lincoln Harris pursuant to such agreement in fiscal 2020 was insignificant to both Sonic and Lincoln Harris and well below the thresholds for director independence in the Categorical Standards. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Messrs. O. Bruton Smith’s, David Bruton Smith’s, Jeff Dyke’s, William R. Brooks’ and Marcus G. Smith’s) all fall well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Messrs. Belk, Doolan, Harris, Heller and Taylor and Ms. Kaiser is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and NCG Committees (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, and that each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as such definition existed before the amendments to Section 162(m) of the Code made by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”).

Board Leadership Structure and the Board’s Role in Risk Oversight
Sonic separated the roles of Chairman of the Board and Chief Executive Officer in fiscal 2015. The Board believes that the existing leadership structure, under which Mr. O. Bruton Smith serves as Executive Chairman and Mr. David Bruton Smith serves as Chief Executive Officer, is the most appropriate and in the best interests of Sonic and its stockholders at this time. Given Sonic’s current needs, the Board believes this structure is optimal as it allows Mr. David Bruton Smith to focus on the day-to-day operation of the business, while allowing Mr. O. Bruton Smith to focus on overall leadership and strategic direction of Sonic, guidance of Sonic’s senior management and leadership of the Board. Although the Board believes that this leadership structure is currently in the best interests of Sonic and its stockholders, the Board has the flexibility to elect the same individual to the position of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that returning to such a leadership structure would be appropriate.
It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Sonic. The Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Sonic, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.
The Audit Committee regularly reviews with management and Sonic’s independent registered public accounting firm significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Sonic’s consolidated financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, treasury risks (insurance, interest rate hedging, credit and debt), matters reported to the Audit Committee through the Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, cyber risks and compliance with applicable laws and regulations.
The Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and the design of compensation programs established by the Compensation Committee for Sonic’s executive officers.
The NCG Committee monitors compliance with Sonic’s Code of Business Conduct and Ethics, evaluates proposed affiliate transactions for compliance with the NCG Committee’s written charter and applicable contracts, and reviews compliance with applicable laws and regulations related to corporate governance.

The Board believes that its leadership structure supports the Company’s governance approach to risk oversight as both the Executive Chairman and the Chief Executive Officer are involved directly in risk management as members of the Company’s management team, while the committee chairpersons, in their respective areas, maintain oversight roles as independent directors of the Board.
Environmental, Social and Governance Practices
Our mission is to provide our guests with an outstanding experience that is delivered with professionalism, integrity and enthusiasm. As a Fortune 500 company and one of the nation’s largest automotive retailers, we value the relationships we have with all of our stakeholders. We also believe that good environmental, social and governance (“ESG”) practices drive positive long-term results for our business and stakeholders. As such, we strive to work in a sustainable way that not only benefits our guests, but also delivers value for our stockholders and other stakeholders, while positively impacting the communities in which we operate. Over the next several months, we will spearhead an initiative to document Sonic’s business practices that embody ESG values. We look forward to continuing dialogue with our stakeholders on the ESG issues that are material to our business and impactful on our future.
Board Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors.
Committee members and committee chairs and vice chairs are appointed by the Board and are identified in the following table:

Name	Audit Committee	Compensation Committee	NCG Committee
O. Bruton Smith
David Bruton Smith
Jeff Dyke
William I. Belk	X	X	X
William R. Brooks
Victor H. Doolan	X		Chairman
John W. Harris III		Vice Chairman	X
Robert Heller	Chairman	X
Keri A. Kaiser	X	X	X
Marcus G. Smith
R. Eugene Taylor		Chairman	Vice Chairman
Set forth below is a summary of the principal functions of each committee.
Audit Committee. The Audit Committee appoints Sonic’s independent registered public accounting firm, reviews and approves the scope and results of audits performed by such firm and the Company’s internal auditors, and reviews and approves the independent registered public accounting firm’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its consolidated financial statements and related disclosures. A more detailed description of the Audit Committee’s functions can be found in its charter. The Board of

Directors has determined that each of Messrs. Belk, Doolan and Heller qualifies as an “audit committee financial expert” within the meaning of the SEC rules and each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment. The Audit Committee met six times during fiscal 2020.
Compensation Committee. The Compensation Committee serves as the administrator for certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee serves as the administrator for the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”), the 2012 Stock Incentive Plan and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation program and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Compensation Committee also periodically reviews the compensation of the non-employee directors and makes recommendations to the Board of Directors, which determines the amount of such compensation. In formulating its recommendations to the Board, the Compensation Committee considers the recommendations of management and, from time to time, independent consulting firms that specialize in compensation matters. A more detailed description of the Compensation Committee’s functions can be found in its charter. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to Sonic which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. The Compensation Committee met four times during fiscal 2020.
NCG Committee. The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board for election or reelection as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Amended and Restated Bylaws. The NCG Committee is also responsible for recommending to the Board of Directors for the Board’s approval committee members and chairpersons and vice chairpersons of committees of the Board and for establishing a system for, and monitoring the process of, performance reviews of the Board and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors for the Board’s approval a set of corporate governance guidelines applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. A more detailed description of the NCG Committee’s functions can be found in its charter. The NCG Committee met two times during fiscal 2020.
The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by management and directors and may include engaging third-party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee is also responsible for reviewing, evaluating and considering qualified nominees recommended by stockholders for election as directors of the Company. The NCG Committee has adopted a policy that potential director nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a Board member, the NCG Committee or management.  The NCG Committee considers potential nominees for directors from all of these sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the NCG Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future and ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors.
Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:
•independent judgment;
•ability to qualify as an “independent director” (as defined under the applicable NYSE rules and SEC rules);
•ability to broadly represent the interests of all of the Company’s stockholders and other constituencies;
•maturity and experience in policy making decisions;
•time commitments, including service on other boards of directors;
•business skills, background and relevant expertise that are useful to Sonic and its future needs;
•willingness and ability to serve on committees of the Board of Directors; and
•other factors relevant to the NCG Committee’s determination.
As stated in Sonic’s Corporate Governance Guidelines, the Board of Directors should be composed ideally of persons having a diversity of skills, background and expertise that are useful to Sonic and its future and ongoing needs. With this goal in mind, when considering potential nominees for the Board of Directors, the NCG Committee considers the standards above and each potential nominee’s individual qualifications in light of the composition and needs of the Board of Directors at such time and its anticipated composition and needs in the future, but a director nominee should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.
Based on this process, the NCG Committee recommended that Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke, William I. Belk, William R. Brooks, Victor H. Doolan, John W. Harris III, Robert Heller, Marcus G. Smith and R. Eugene Taylor and Ms. Keri A. Kaiser be nominated for reelection to the Board of Directors at the Annual Meeting. In determining each nomination was appropriate and that each nominee is qualified to serve on the Board of Directors, the NCG Committee considered the following:
O. Bruton Smith: Mr. Smith is the Founder of Sonic and has extensive expertise in the retail automotive industry, having worked in the industry since 1966. Mr. Smith has served as Sonic’s Executive Chairman since July 2015 and served as Chairman and Chief Executive Officer of Sonic from the Company’s organization in January 1997 until July 2015. Mr. Smith is also the Executive Chairman and a director of Speedway Motorsports. Mr. Smith is the father of Mr. David Bruton Smith and Mr. Marcus G. Smith and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since its organization in January 1997.

David Bruton Smith: Mr. Smith has over 20 years of experience working in the automobile dealership industry. Mr. Smith has served as Sonic’s Chief Executive Officer since September 2018 and served in other key roles as a manager and officer of Sonic over his more than 20 years of employment with the Company, including as Executive Vice Chairman and Chief Strategic Officer from March 2018 to September 2018 and as Vice Chairman of Sonic from March 2013 to March 2018. Mr. Smith is the son of Mr. O. Bruton Smith and the brother of Mr. Marcus G. Smith, and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since October 2008.
Jeff Dyke: Mr. Dyke has significant expertise in the retail automotive industry, having worked in the industry since 1996. Mr. Dyke has served as President of Sonic since September 2018, where he is responsible for direct oversight for all of the Company’s retail automotive operations. Mr. Dyke served as Sonic’s Executive Vice President of Operations from October 2008 to September 2018 and in various other management positions with Sonic since joining the Company in 2005. Prior to joining Sonic, Mr. Dyke worked in the retail automotive industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company. Mr. Dyke has served as a director of Sonic since July 2019.
William I. Belk:  Mr. Belk has extensive consumer retail experience, serving in many positions of responsibility over a lengthy previous career at Belk stores, a retail department store chain. Mr. Belk also has experience as a director of other organizations. Mr. Belk has served as a director of Sonic and as a member of the Audit Committee and the Compensation Committee of the Board since March 1998 and as a member of the NCG Committee of the Board since December 2014. Mr. Belk has also served as Sonic’s Lead Independent Director since August 2002.
William R. Brooks:  Mr. Brooks has significant accounting and financial management expertise, having served as Chief Financial Officer and a director of Speedway Motorsports since 1994. Mr. Brooks also serves as a director and an officer of SFC, the largest stockholder of Sonic. Mr. Brooks has served as a director of Sonic since the Company’s organization in January 1997.
Victor H. Doolan: Mr. Doolan has significant expertise in the automotive industry, and particularly in manufacturing, sales and marketing, serving previously as President and Chief Executive Officer of Volvo Cars North America and as Executive Director of the Premier Automotive Group (the luxury division of Ford Motor Company during his tenure), and through his 23-year career with BMW, culminating with his service as President of BMW of North America. Mr. Doolan has served as a director of Sonic and as a member of the Audit Committee and the NCG Committee of the Board since July 2005 and served as a member of the Compensation Committee of the Board from December 2009 to December 2014.
John W. Harris III: Mr. Harris has significant expertise in commercial real estate and finance, having served as President of Lincoln Harris, LLC since September 2015, as Chief Operating Officer and Executive Vice President of Lincoln Harris from March 2012 to September 2015 and in various positions at Fortress Investment Group LLC from August 2004 to February 2012. Mr. Harris also has experience as a director of other organizations. Mr. Harris has served as a director of Sonic and as a member of the Compensation Committee and the NCG Committee of the Board since October 2014 and served as a member of the Audit Committee of the Board from October 2014 until February 2021.

Robert Heller:  Mr. Heller has significant expertise in economics, business, banking and consumer finance, having served previously as a Governor of the Federal Reserve System, as President and Chief Executive Officer of Visa U.S.A. Inc. and as a director and an Executive Vice President of Fair, Isaac and Company. Mr. Heller also has experience as a director of other organizations. Mr. Heller has served as a director of Sonic and as a member of the Audit Committee and the Compensation Committee of the Board since January 2000.
Keri A. Kaiser: Ms. Kaiser has more than 25 years of business experience, including executive leadership roles across multiple industries. In addition to having served as Chief Marketing Officer and Chief Experience Officer of Children’s Health since 2018 and as Vice President of Marketing and Communications for Children’s Health since 2012, Ms. Kaiser was the Chief Revenue Officer for the AT&T Performing Arts Center in Dallas and was a co-founder of Velocity Ventures, after working in brand management with Frito-Lay and being a founding member of the Strategic Management Consulting Group at Price Waterhouse. Ms. Kaiser has served as a director of Sonic since July 2020 and as a member of the Audit Committee, the Compensation Committee and the NCG Committee of the Board since October 2020.
Marcus G. Smith: Mr. Smith has significant experience working in the automotive industry. Mr. Smith has served as Chief Executive Officer of Speedway Motorsports since February 2015 and as President of Speedway Motorsports since May 2008. Mr. Smith has also been a director of Speedway Motorsports since 2004. Mr. Smith previously served as Chief Operating Officer of Speedway Motorsports from May 2008 to February 2015 and in various other management positions with Speedway Motorsports and its subsidiaries since he joined Speedway Motorsports in 1996.  Mr. Smith also serves as a director and an officer of SFC, the largest stockholder of Sonic. Mr. Smith is the son of Mr. O. Bruton Smith and the brother of Mr. David Bruton Smith, and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since July 2019.
R. Eugene Taylor: Mr. Taylor has significant management experience and expertise in the banking and finance industry, having served as a director of First Horizon since November 2017 and the Vice Chairman of First Horizon from November 2017 to July 2020. Mr. Taylor previously served as Chairman, Chief Executive Officer and President of CBFC from late 2009 to November 2017. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. Mr. Taylor also has experience as a director of other organizations. Mr. Taylor has served as a director of Sonic since February 2015 and as a member of the Compensation Committee and the NCG Committee of the Board since April 2015.
Director Meetings
The Board of Directors held five meetings during fiscal 2020. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2020. Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in executive session without members of management present prior to or after each regularly scheduled Board meeting. Mr. William I. Belk, as Lead Independent Director, presides over these executive sessions.
Attendance at Annual Meetings of Stockholders
It is the Board’s policy that the directors should attend our annual meeting of stockholders. All 10 of the Company’s directors in office at the time participated in the Company’s 2020 annual meeting of stockholders, which was held virtually via live audio webcast due to the COVID-19 pandemic.
Annual Evaluation of the Board of Directors and Committees of the Board
The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole on an annual basis.  In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director standing for reelection, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole.  The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chairman and the Lead Independent Director.
No Hedging or Short Selling
Sonic maintains policies that apply to all directors and officers of the Company that prohibit hedging or short selling (profiting if the market price decreases) of Sonic securities.
Chief Executive Officer Stock Ownership Guidelines
The Board believes that requiring the Chief Executive Officer to hold a significant number of shares of Sonic’s Common Stock aligns his interests with the interests of stockholders and has therefore adopted stock ownership guidelines for Sonic’s Chief Executive Officer. The Chief Executive Officer is required to beneficially own, directly or indirectly, shares of Class A Common Stock or Class B Common Stock of the Company (inclusive of securities convertible into such shares) having a market value (if applicable, on an as-converted basis) equal to three times the Chief Executive Officer’s cash base salary. The Chief Executive Officer must meet the stock ownership requirement within three years from the date on which such person becomes the Chief Executive Officer of the Company.
Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates
Pursuant to its written charter, the NCG Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest, if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by the full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Amended and Restated Certificate of Incorporation, its senior credit facilities and the indenture governing its outstanding senior subordinated notes. These documents require, subject to certain exceptions, that a transaction between Sonic and an affiliate:
•be made in good faith and in writing and be on terms no less favorable to Sonic than those obtainable in a comparable arm’s-length transaction between Sonic and an unrelated third party;

•involving aggregate payments in excess of $500,000, (i) be approved by a majority of the members of the Board of Directors and a majority of Sonic’s independent directors or (ii) Sonic must receive an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing; and
•involving aggregate value in excess of:
•$5.0 million, be approved by a majority of Sonic’s disinterested directors; and
•$15.0 million, be approved by a majority of Sonic’s disinterested directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction.
Transactions with Affiliates
Certain of Sonic’s dealerships purchase the zMAX micro-lubricant from Oil-Chem Research Corporation (“Oil-Chem”), a subsidiary of Speedway Motorsports, for resale to customers of Sonic’s dealerships in the ordinary course of business. Sonic’s Executive Chairman, Mr. O. Bruton Smith, is also the Executive Chairman of Speedway Motorsports, and Mr. Smith’s son, Mr. Marcus G. Smith, a director and a greater than 10% beneficial owner of Sonic, is the Chief Executive Officer and President and a director of Speedway Motorsports, and an Executive Vice President and a director of SFC. Total purchases from Oil-Chem by Sonic dealerships were approximately $1.4 million in fiscal 2020. Sonic also engaged in other transactions with various Speedway Motorsports subsidiaries in fiscal 2020, consisting primarily of (i) merchandise and apparel purchases from SMISC Holdings, LLC (“SMISC”) for approximately $0.6 million and (ii) vehicle sales to various Speedway Motorsports subsidiaries for approximately $0.1 million. Because the Smith family and SFC, a privately held company controlled by the members of the Smith family, own collectively approximately 100% of Speedway Motorsports, under applicable SEC rules, the amount of the Smith family’s interest in these transactions may be deemed to be approximately $1.4 million, $0.6 million and $0.1 million, respectively.
In February 2021, the NCG Committee and the Company's independent directors approved, and EchoPark Automotive, Inc., a subsidiary of the Company (“EchoPark”), and SMISC entered into a Sponsorship Agreement pursuant to which EchoPark agreed to be an official sponsor of a NASCAR Cup Series race and related events scheduled to be held in May 2021 in Austin, Texas (the “NASCAR Event”). In exchange for the right to sponsor the NASCAR Event, EchoPark agreed to pay a sponsor fee of $2.5 million to SMISC. Because the Smith family and SFC, a privately held company controlled by the members of the Smith family, indirectly own collectively approximately 100% of SMISC, under applicable SEC rules, the amount of the Smith family’s interest in the transaction may be deemed to be approximately $2.5 million.
Sonic participates in various aircraft-related transactions with SFC. Such transactions include, but are not limited to, the use of aircraft owned by SFC for business-related travel by Sonic executives, a management agreement with SFC for storage and maintenance of aircraft leased by Sonic from unrelated third parties and the use of Sonic’s aircraft for business-related travel by certain affiliates of SFC. The aggregate amount of the aircraft-related transactions between Sonic and these related parties was approximately $1.4 million (which consists of approximately $1.0 million paid by Sonic to such related parties and approximately $0.4 million received by Sonic from such related parties) in fiscal 2020. Because the Smith family owns 100% of SFC, under applicable SEC rules, the amount of the Smith family’s interest in these transactions may be deemed to be approximately $1.4 million.

In October 2019, the Company and Lincoln Harris entered into a Facility Management Services Agreement, pursuant to which Lincoln Harris agreed to provide maintenance, repair and other facility management services to Sonic’s Charlotte area franchised dealerships. Mr. Harris, a Sonic director, serves as President and as a director of Lincoln Harris. Fees paid to Lincoln Harris by Sonic pursuant to the Facility Management Services Agreement were approximately $0.4 million in fiscal 2020 and Mr. Harris’ interest in the transaction was approximately $35,700.
Stockholder Recommendations of Director Candidates
Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Amended and Restated Bylaws, which require advance notice to Sonic and certain other information. In general, under the Amended and Restated Bylaws, the written notice must be delivered to, or mailed and received at, Sonic’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The notice must contain certain information about both the nominee and the stockholder submitting the nomination, as set forth in Section 2.08(a) of Sonic’s Amended and Restated Bylaws. With respect to the nominee, the notice must contain, among other things: (i) the nominee’s name, date of birth and business and residential addresses, (ii) the nominee’s background and qualification, including the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee, (iv) such other information regarding the nominee that would be required to be disclosed in solicitations of proxies for an election of directors, or is otherwise required, in each case, pursuant to the Exchange Act and the rules promulgated thereunder, and (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, (B) disclosing whether the nominee is a party to any agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee is a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) disclosing whether the nominee is affiliated with a competitor of the Company, (E) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B), (C) and (D) for as long as the nominee is a director nominee or a director of the Company and (F) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines of the Company applicable to directors. With respect to the stockholder submitting the nomination and any Stockholder Associated Person (as defined in Sonic’s Amended and Restated Bylaws), the notice must contain, among other things: (1) the name and business address of the stockholder and any Stockholder Associated Person as they appear on the Company’s books and a representation that the stockholder is a stockholder of record of shares of the Company’s capital stock entitled to vote at the meeting to which the notice pertains and intends to appear in person or by proxy at the meeting to nominate the nominee, (2) the class or series and number of shares of capital stock of the Company which are directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person, (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements and (4) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Amended and Restated Bylaws by writing to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
How to Communicate with the Board of Directors and Non-Management Directors
Stockholders and other interested parties wishing to communicate with the Board of Directors, or any of our individual directors, including the Lead Independent Director, may do so by sending a written communication addressed to the attention of the respective director(s) at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, or, in the case of communications to the entire Board of Directors, addressed to the attention of Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at the above address. Stockholders and other interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication addressed to the attention of Mr. William I. Belk, as Lead Independent Director, at the above address. Any communication addressed to any director that is received at Sonic’s principal executive offices will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director. Sonic generally will not forward to directors a communication that it determines is primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about Sonic.

DIRECTOR COMPENSATION
The table below sets forth the compensation paid to each non-employee director who served on the Board in fiscal 2020. Directors who are also employees of Sonic (in fiscal 2020, Messrs. O. Bruton Smith, David Bruton Smith and Jeff Dyke) do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
William I. Belk	$93,750	$198,935	$ 14,158	$306,843
William R. Brooks	$81,250	$198,935	$ 14,646	$294,831
Victor H. Doolan	$93,750	$198,935	$ 19,371	$312,056
John W. Harris III	$93,750	$198,935	$ 20,307	$312,992
Robert Heller	$101,250	$198,935	$ 32,370	$332,555
Keri A. Kaiser(4)	$36,033	$166,810	$ 388	$203,230
Marcus G. Smith	$81,250	$198,935	$ 40,369	$320,554
R. Eugene Taylor	$100,000	$198,935	$ 3,565	$302,500

(1)    The non-employee directors had the following stock awards outstanding as of December 31, 2020:

Name	Outstanding Stock Awards (#)
William I. Belk	9,283
William R. Brooks	9,283
Victor H. Doolan	9,283
John W. Harris III	9,283
Robert Heller	9,283
Keri A. Kaiser	3,882
Marcus G. Smith	9,283
R. Eugene Taylor	9,283

(2)    The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See Note 10 to Sonic’s consolidated financial statements included in its Annual Report on Form 10-K for fiscal 2020 for the valuation assumptions used in determining the fair value of the awards. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.
(3)    The amounts shown in this column include the imputed value of demonstrator vehicles provided by the Company. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service (the “IRS”). The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the directors by its dealership subsidiaries. The amounts shown in this column also include cash dividends paid on non-vested restricted stock awards.

(4)    Ms. Kaiser was elected to the Board on July 29, 2020.
Each non-employee director receives an $85,000 annual cash retainer, payable in quarterly installments, and a demonstrator vehicle for personal use. Sonic’s Lead Independent Director, Compensation Committee Chairman and NCG Committee Chairman each receive an additional annual cash retainer of $12,500, payable in quarterly installments. Sonic’s Audit Committee Chairman receives an additional annual cash retainer of $20,000, payable in quarterly installments. The Vice Chairman of any Board committee receives an additional annual cash retainer of $6,250, payable in quarterly installments. Non-employee directors are eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) and may elect to defer up to 100% of their annual cash retainer under the Deferred Plan. No non-employee directors elected to participate in the Deferred Plan for fiscal 2020.
Non-employee directors also receive automatic grants of either restricted stock or, subject to the non-employee director’s timely election, deferred restricted stock units during each year of service under the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors (the “2012 Formula Plan”). The 2012 Formula Plan provides for an annual grant of restricted stock or, subject to the non-employee director’s timely election, deferred restricted stock units to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders, beginning with the 2017 annual meeting of stockholders. The number of restricted shares of Class A Common Stock or deferred restricted stock units, as applicable, granted to an eligible non-employee director each year will equal $145,000 divided by the average closing price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board, the restricted stock award (whether restricted stock or deferred restricted stock units) will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of the Board during any calendar year, but after the annual meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her election to the Board with the number of shares determined as described above and, subject to the director’s continued service on the Board, the restricted stock generally will vest in full on the first anniversary of the grant date.
Shares of restricted stock granted under the 2012 Formula Plan may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. Deferred restricted stock units may not be sold, assigned, pledged or otherwise transferred, whether vested or unvested. A director holding restricted stock will have voting and dividend rights with respect to such shares of restricted stock, although dividends paid in shares will be considered restricted stock. A director with deferred restricted stock units will not have voting or any other stockholder rights or ownership interest in shares of Class A Common Stock with respect to which the deferred restricted stock units are granted.
Except in the event of a termination of service immediately prior to or upon a “change in control” (as defined in the 2012 Formula Plan) of Sonic, if a director’s service on the Board terminates for any reason other than death or “disability” (as defined in the 2012 Formula Plan), all of the director’s shares of restricted stock or, if applicable, all of the director’s deferred restricted stock units not vested at the time of such termination are forfeited. If a director’s service on the Board terminates immediately prior to or upon a change in control of Sonic or due to his or her death or disability, all of the director’s shares of restricted stock or, if applicable, all of the director’s deferred restricted stock units will become fully vested. Upon either the consummation of a tender offer or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of

Sonic, all outstanding shares of restricted stock and deferred restricted stock units will become fully vested.
In February 2020, the Compensation Committee undertook a review of Sonic’s compensation program for non-employee directors, including an analysis of the compensation programs for non-employee directors at Sonic’s peer group companies in the retail automotive sector. Based on that review, the Compensation Committee recommended, and the Board of Directors approved, the following adjustments to our non-employee director compensation program in order to better align such compensation with market practices of our peer group companies in the retail automotive sector: (i) an increase in the amount of the annual cash retainer for each non-employee director from $70,000 per year to $85,000 per year, to be effective April 1, 2020; and (ii) an increase in the dollar value of the annual restricted stock award to each non-employee director under the 2012 Formula Plan from $130,000 to $145,000. The increase in the dollar value of the annual restricted stock award became effective beginning with the 2020 annual grants upon the approval of stockholders at the Company’s 2020 annual meeting of stockholders.
Director Stock Ownership Guidelines
To ensure that non-employee directors become and remain meaningfully invested in Sonic’s Common Stock, each non-employee director is required to beneficially own, directly or indirectly, shares of Class A Common Stock or Class B Common Stock of the Company (inclusive of securities convertible into such shares) having a market value (if applicable, on an as-converted basis) equal to five times the annual cash retainer payable to non-employee directors. A non-employee director must meet the stock ownership requirement within five years from the later of (i) April 30, 2017 or (ii) the date on which such director joins the Board.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls and compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with the Company’s independent registered public accounting firm, which is ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment, and is “independent” under the Categorical Standards, the NYSE rules and the SEC rules.
The Audit Committee reviewed and discussed the audited consolidated financial statements of Sonic with management and KPMG LLP, Sonic’s independent registered public accounting firm. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent registered public accounting firm has the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.
During fiscal 2020, the Audit Committee met six times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020 with the Chief Financial Officer and the independent registered public accounting firm prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent registered public accounting firm in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including their findings, required resources and progress throughout the year.
In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee met separately with management, the internal auditors and the independent registered public accounting firm to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls and the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that Sonic’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The Audit Committee also recommended the appointment of the independent registered public accounting firm, KPMG LLP, as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and the Board concurred in such recommendation.
Robert Heller, Chairman
John W. Harris III, Vice Chairman*
William I. Belk
Victor H. Doolan
Keri A. Kaiser

* Mr. Harris served on the Audit Committee in fiscal 2020 but is no longer a member of the Audit Committee as of the date of this proxy statement.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021. KPMG LLP has acted in such capacity for Sonic since 2014. The Audit Committee reviewed and discussed the performance of KPMG LLP for fiscal 2020 prior to its appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021.
The Company expects that representatives of KPMG LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2021 is not required by the Company’s Amended and Restated Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of KPMG LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of KPMG LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of Sonic and its stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
TO SERVE AS SONIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Sonic’s consolidated financial statements for fiscal 2020 and fiscal 2019 and fees billed for other services rendered by KPMG LLP during those periods:

	Fiscal 2020 ($)	Fiscal 2019 ($)
Audit Fees(1)	$2,250,000	$2,262,000
Audit-Related Fees(2)	$117,109	$340,180
Tax Fees	$—	$—
All Other Fees(3)	$—	$275,153

(1)Audit Fees consist of fees billed for the respective fiscal year for professional services rendered in connection with or related to the audit of our annual consolidated financial statements and the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, services normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)Audit-Related Fees consist of fees billed for the respective fiscal year for assurance and related services reasonably related to the performance of the audit or review of our annual or interim consolidated financial statements and are not reported under the heading “Audit Fees.”
(3)All Other Fees consist of fees billed for fiscal 2019 for consulting services related to the examination of information technologies to identify potential opportunities for cost optimization.
Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2020 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing considerations. The Chairman in turn reports to the Audit Committee at least quarterly on any services he pre-approved since his last report.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee has made under that program and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“Named Executive Officers”) for 2020, who were:

Name	Title
O. Bruton Smith	Executive Chairman
David Bruton Smith	Chief Executive Officer
Jeff Dyke	President
Heath R. Byrd	Executive Vice President and Chief Financial Officer

2020 Executive Officer Compensation Program
The Compensation Committee believes that its compensation philosophy continues to drive our Named Executive Officers, other members of our senior management team and our other salaried employees to produce sustainable, positive results for the Company and our stockholders. In this regard, the philosophy of the Compensation Committee is to:
•link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;
•provide performance incentives and equity-based compensation intended to align the long-term interests of executive officers with those of Sonic’s stockholders; and
•offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.
Sonic’s executive compensation program is comprised primarily of two components: (i) annual cash compensation, paid in the form of a base salary and a performance-based bonus, and (ii) long-term equity compensation, principally granted in the form of performance-based equity awards with respect to our Class A Common Stock, such as restricted shares, restricted stock units and stock options. This executive compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and considers awards of cash bonuses and equity-based compensation in the first quarter of each year based on several factors, including management’s recommendations that are developed by the Chief Executive Officer, the President, and the Chief Financial Officer together with the Executive Chairman through a collaborative process involving other members of Sonic’s senior management team. In early 2020, the Chief Executive Officer, the President, the Chief Financial Officer and other members of our senior management presented management’s written recommendations, reports and proposals on 2020 executive compensation to the Compensation Committee. These recommendations, reports and proposals addressed topics such as base salaries, overall structure, target levels and payout levels for the annual cash bonus program for executive officers, equity awards to executive officers and the rationale for these recommendations. The Compensation Committee considered these recommendations before determining compensation.

The Compensation Committee also weighed the favorable stockholder advisory votes on named executive officer compensation at the Company’s 2020 annual meeting of stockholders and at the Company’s 2019 annual meeting of stockholders as one of the many factors it considered in connection with determining 2020 executive compensation. Approximately 94% of the votes cast by our stockholders at the 2020 annual meeting of stockholders were in favor of the proposal to approve, on an advisory basis, our named executive officer compensation, and more than 88% of the votes cast by our stockholders at the 2019 annual meeting of stockholders were in favor of the proposal to approve, on an advisory basis, our named executive officer compensation.

Considering the philosophy above, in early 2020, the Compensation Committee considered the recommendations developed and presented by the Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer and other members of our senior management along with aspects of our historical compensation practices and other factors, and considered all of this information together with the competitiveness of our compensation, all in order to determine executive compensation for the Named Executive Officers in 2020 in a manner that it believes best reflects individual responsibilities and contributions, implements the Company’s compensation philosophy and objectives, and provides incentives to achieve our business and financial objectives.

The Compensation Committee has the authority to retain, at the Company’s expense, outside consultants or other advisers as it deems necessary to carry out its responsibilities.  While the Compensation Committee has at times retained an independent consultant to advise it regarding the Company’s executive compensation program, the Compensation Committee did not retain such a consultant for 2020. However, the Compensation Committee reviewed a summary of the executive compensation programs of its retail automotive peer group prepared internally by the Company based on publicly available information and filings. The companies in this retail automotive peer group consisted of those included in the Peer Group Index in the performance graph appearing in our 2020 Annual Report to Stockholders: Asbury Automotive Group, Inc., AutoNation, Inc., Group 1 Automotive, Inc., Lithia Motors, Inc. and Penske Automotive Group, Inc. The Compensation Committee did not engage in specific benchmarking of compensation levels. Rather, the Compensation Committee considered this retail automotive peer group analysis not as a determinative factor but as a reference for informing its executive compensation decisions, including for purposes of understanding and assessing competitive compensation levels and practices within the Company’s retail automotive peer group. As described below, the comparative compensation information is just one of several factors considered by the Compensation Committee. The Compensation Committee believes maintaining a competitive executive compensation program will assist the Company to successfully attract, motivate and retain experienced and talented executives who are critical to our long-term success.

Prior to the onset of the COVID-19 pandemic and in accordance with regular practice, the Compensation Committee in February 2020 established base salaries and an annual performance-based cash bonus program for its Named Executive Officers for 2020, along with an equity grant program for designated key employees, including the Named Executive Officers, consisting of performance-based restricted stock units that were contingent on achievement of an earnings per share metric. Following the onset of the pandemic, the Compensation Committee and senior leadership of the Company closely monitored its impact on the financial performance of the Company. The Compensation Committee met on April 10, 2020 to review the severe disruption to the retail automotive industry and the business of the Company caused by the pandemic and related state and local government “shelter-in-place” or “stay-at-

home” orders. As a result of this review, the Compensation Committee determined to cancel the award of performance-based restricted stock units that had been approved by the Compensation Committee on February 12, 2020, but not yet finalized, for more than 80 of the Company’s key employees, including the Named Executive Officers. At that time and considering an alternative that in its judgement would be appropriate and in the best interests of the Company and its stockholders, the Compensation Committee approved grants of nonstatutory stock options pursuant to the 2012 Stock Incentive Plan for that same group of more than 80 key employees of the Company, including the Named Executive Officers, with such stock options to vest over a three-year period. The Compensation Committee believes that the replacement of the restricted stock units with stock options was necessary to help motivate, incentivize and retain employees and executives and to support the continued alignment of their interests with those of the Company’s stockholders in light of the extraordinary uncertainty, business disruption and market volatility caused by the COVID-19 pandemic. In addition, the cancellation of the restricted stock units and the grant of stock options on April 10, 2020 is expected to result in a net decrease in the Company’s non-cash accounting compensation expense of approximately $5.5 million on a GAAP basis over the three-year vesting period compared with the original February 12, 2020 grant of restricted stock units.

Annual Cash Compensation
Annual cash compensation for Sonic’s Named Executive Officers consists of a base salary and the potential for a performance-based bonus. The annual cash compensation paid by Sonic to its Named Executive Officers during 2020 was targeted to be competitive principally in relation to other retail automotive companies (such as those included in the Peer Group Index in the performance graph appearing in our 2020 Annual Report to Stockholders). While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives with reference to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies.
Base Salary for 2020
The base salaries of Sonic’s Named Executive Officers and adjustments to such executive officers’ base salaries are generally based upon an evaluation of each executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations. The Compensation Committee’s evaluation is based upon non-quantitative factors, such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective evaluations of each executive officer’s performance during the prior calendar year and subjective and objective evaluations of the performance of business units and functions under the particular executive officer’s supervision) and the Company’s operating and financial performance during the prior calendar year. In February 2020, the Compensation Committee reviewed the current structure of executive compensation for the Named Executive Officers, including base salaries, and giving consideration to these factors and management’s recommendations, the Compensation Committee approved an increase in the base salary of Mr. O. Bruton Smith from $100,000 to $200,000, effective March 1, 2020, and determined to make no changes to the base salaries of the other Named Executive Officers for 2020, resulting in the base salaries for the other Named Executive Officers remaining at the following amounts: Mr. David Bruton Smith, $1,113,638; Mr. Jeff Dyke, $994,358; and Mr. Heath R. Byrd, $775,000.

Performance-Based Cash Bonus for 2020
The Company previously adopted the Incentive Compensation Plan and established annual performance-based cash bonus programs under the Incentive Compensation Plan intended to meet the requirements for performance-based compensation for which the Company could deduct compensation expense under Section 162(m) of the Code, although the Company always reserved the right to pay discretionary bonuses and other types of compensation that would not be deductible under Section 162(m) of the Code, including arrangements outside of the Incentive Compensation Plan. The Tax Act repealed the exemption for qualified performance-based compensation under Section 162(m) of the Code for purposes of Section 162(m)’s deduction limit for taxable years beginning after December 31, 2017. Since the performance-based exception to Section 162(m)’s deduction limit is no longer available for new awards and therefore certain constraints under the Incentive Compensation Plan are no longer applicable, the Compensation Committee deemed it to be in the best interests of the Company and its stockholders to establish a 2020 annual cash bonus program for the Named Executive Officers outside of the Incentive Compensation Plan, while still maintaining a performance-based approach by setting performance objectives and other parameters applicable to bonus compensation for the Named Executive Officers with respect to 2020.
After consideration of management’s recommendations, on February 12, 2020, the Compensation Committee established objective, performance-based goals and potential bonus award amounts for Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd for the performance period beginning January 1, 2020 and ending December 31, 2020, while also allowing the Compensation Committee the flexibility to inform its determination of bonus amounts based on both the pre-determined performance objectives and a subjective assessment of the individual’s achievements and other factors. The Compensation Committee established two categories of performance goals for each of the Named Executive Officers: defined adjusted earnings per share (“Adjusted EPS”) levels and customer satisfaction performance for Sonic’s dealerships. Adjusted EPS was selected as the primary performance goal under the 2020 bonus program in order to align the Named Executive Officers’ cash bonuses with profitability realized by the Company during 2020. The Compensation Committee also set customer satisfaction index (“CSI,” as described below) performance goals based on the percentage of Sonic’s franchised dealerships that meet or exceed specified objectives, as reported by the respective manufacturers for such dealership brands. The amount of potential performance-based cash bonus for the Named Executive Officers was based on a percentage of their respective annual base salary during the 2020 performance period, with such cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved and its determination of the appropriate bonus amounts.
For purposes of the performance goals in 2020, Adjusted EPS was defined as (i) Sonic’s net income from continuing operations determined in accordance with GAAP, adjusted to fix the income tax rate on net income at 29% and to take into account the timing of the disposition of dealerships during 2020 such that the budget and actual performance of dealerships disposed of during 2020 are included in the calculation of Adjusted EPS performance objective levels and Adjusted EPS only for the period up to the date of such disposition, and excluding the effects of (A) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a specific dealership), (B) asset write-downs and impairment charges, (C) debt restructuring charges and costs, (D) certain transaction-related payments, (E) any assessed withdrawal liability or settlement against Sonic and/or any of Sonic’s subsidiaries with respect to any of Sonic’s dealership subsidiaries that participate in or have participated in a specified multiemployer pension plan, (F) property loss and replacement expense attributable to acts of God or nature, which loss or expense would have been covered under Sonic’s property loss insurance policies but for an applicable deductible, (G) certain other designated items, and (H) the cumulative effect of any changes in GAAP during 2020, divided by (ii) a diluted weighted-average share count of 44,000,000 shares.
The Compensation Committee also determined that the minimum, interim, target and maximum objective levels for 2020 based on achievement of Adjusted EPS would be determined by reference to the number of EchoPark pre-owned vehicle specialty retail locations actually opened for business by the Company during 2020 as follows:

Number of EchoPark Locations Opened During 2020	2020 Adjusted EPS Objectives
	Minimum Objective (80% of Target Objective)	Interim Objective (90% of Target Objective)	Target Objective	Maximum Objective (105% of Target Objective)
3 or fewer	$2.12	$2.39	$2.65	$2.78
4	$2.11	$2.38	$2.65	$2.77
5 or more	$2.08	$2.34	$2.60	$2.73

The above dollar amounts specified for the minimum, interim, target and maximum objective levels were subject to proportionate adjustment to reflect the budgeted performance of dealerships disposed of during 2020 only for the period up to the date of such disposition, and actual Adjusted EPS considers actual performance of such dealerships only for the period up to the date of such disposition.

The Compensation Committee also established bonus levels based on a percentage of annual base salary corresponding to the Adjusted EPS minimum, interim, target and maximum objective levels for 2020 as follows:

2020 Adjusted EPS	Bonus as Percentage of Base Salary
Less Than Minimum Objective	0%
Minimum Objective	50%
Interim Objective	90%
Target Objective	100%
Maximum Objective	150%

For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.

Based on the opening of seven EchoPark locations during 2020 and taking into account relevant dispositions during 2020, the minimum, interim, target and maximum objective levels for 2020 based on achievement of Adjusted EPS and potential corresponding bonus levels for the Named Executive Officers were as follows:

2020 Adjusted EPS	Bonus as Percentage of Base Salary
Less Than $2.09	0%
Minimum Objective: $2.09	50%
Interim Objective: $2.35	90%
Target Objective: $2.61	100%
Maximum Objective: $2.74	150%

CSI performance was selected as the other performance goal under the 2020 bonus program since it aligns with two other important Company goals: (i) meeting the expectations of our guests and (ii) meeting the expectations of our manufacturers. The CSI performance objective was based on the percentage of Sonic’s franchised dealerships, as reported by the applicable manufacturer, which, for 2020, met or exceeded the applicable manufacturer’s objective CSI performance standard applicable to the particular dealership as of December 31, 2020. Only franchised dealerships owned by Sonic for all of 2020 were included in determining achievement of the CSI performance goals.

The Compensation Committee established specific minimum, target and maximum objective levels based upon achievement of the CSI performance objective and corresponding bonus amounts for the Named Executive Officers as follows:

Franchised Dealerships Achieving Manufacturer’s CSI Performance Standard as of December 31, 2020	Bonus as Percentage of Base Salary
Less than 70%	0%
Minimum Objective: 70%	5%
Target Objective: 75%	15%
Maximum Objective: 80% or more	25%

For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.

    The Compensation Committee provided for determination of bonus amounts for each Named Executive Officer based on the Company’s performance relative to the pre-established Adjusted EPS and CSI performance objectives described above, but the Compensation Committee also retained the flexibility to consider other factors to inform its determination of the size of actual bonus amounts (including increasing or reducing the bonus amount that would apply based strictly on the pre-established Adjusted EPS and CSI performance objectives). Such factors could include a more subjective assessment of financial, operational, strategic and corporate performance and take into consideration unanticipated contingencies and events as well as individual performance and achievement.

On February 17, 2021, based on management’s report regarding Sonic’s performance against the performance goals, the Compensation Committee certified that the Adjusted EPS for Sonic for the 2020 calendar year had exceeded the maximum objective level for the Adjusted EPS component at $3.76 and that the CSI performance component had exceeded the maximum objective level because 91.0% of the applicable dealerships had met or exceeded the requisite CSI performance standard. Considering these achievement levels, and also guided by the parameters that the Compensation Committee had established under the 2020 bonus program, the Compensation Committee authorized bonus award amounts for each of the Named Executive Officers in the following amounts: $320,834 for Mr. O. Bruton Smith, $1,948,867 for Mr. David Bruton Smith, $1,740,127 for Mr. Jeff Dyke and $1,356,251 for Mr. Heath R. Byrd. The Compensation Committee approved payment of the cash bonuses to the Named Executive Officers as soon as administratively practicable.
Long-Term Equity Compensation
Named Executive Officer Grants for 2020
The Compensation Committee believes that equity-based compensation is an effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders, to provide incentives to, and to attract and retain and to encourage equity ownership by, key officers and employees who provide services to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term equity compensation program is based principally upon awards under the 2012 Stock Incentive Plan of (i) performance-based restricted shares of Class A Common Stock, (ii) performance-based restricted stock units convertible into shares of Class A Common Stock and/or (iii) options to purchase Class A Common Stock. The size of awards of restricted stock, restricted stock units or stock options is based generally upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations submitted to the Compensation Committee. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual executive officers for and their contributions to Sonic’s operating results (including in relation to other recipients of Sonic equity awards) and their expected future contributions, as well as prior awards to the particular executive officer.
On February 12, 2020, the Compensation Committee approved the grant of performance-based restricted stock units to the Named Executive Officers of Sonic for the 2020 calendar year under the 2012 Stock Incentive Plan in the following amounts: Mr. O. Bruton Smith, 71,257 restricted stock units; Mr. David Bruton Smith, 96,716 restricted stock units; Mr. Jeff Dyke, 54,955 restricted stock units; and Mr. Heath R. Byrd, 42,832 restricted stock units. These restricted stock units were to be subject to forfeiture based upon Sonic’s achievement of designated Adjusted EPS objectives for the 2020 calendar year, with Adjusted EPS to be calculated in the same manner as specified by the Compensation Committee for the executive officers’ annual cash bonus terms for 2020 (see “—Annual Cash Compensation—Performance-Based Cash Bonus for 2020”), and the restricted stock units also were to be subject to a three-year vesting schedule.
However, following the onset of the COVID-19 pandemic, the Compensation Committee reviewed the impact of the pandemic and related state and local government “shelter-in-place” or “stay-at-home” orders on the financial performance of the Company and whether the performance-based restricted stock units continued to be appropriate in light of the extraordinary uncertainty, business disruption and market volatility faced by the Company at that time. As a result of this review, the Compensation Committee determined to cancel the award of performance-based restricted stock units that had been approved by the Compensation Committee on February 12, 2020 but not yet finalized for more than 80 of the Company’s key employees, including the Named Executive Officers. Considering the extraordinary uncertainty and adverse business impacts presented by the pandemic, and the desire to motivate and retain our key employees and support the goal of aligning their interests with those of the Company’s stockholders, the Compensation Committee determined that the grant of stock options for 2020 as an alternative would be appropriate and in the best interests of the Company and its stockholders.
Therefore, on April 10, 2020, the Compensation Committee approved grants of nonstatutory stock options pursuant to the 2012 Stock Incentive Plan for that same group of more than 80 key employees of the Company, including the Named Executive Officers, with such stock options to vest over a three-year period. As part of these grants, the Compensation Committee approved the grant of stock options to purchase shares of Class A Common Stock to the Named Executive Officers in the following amounts: Mr. O. Bruton Smith, 336,851; Mr. David Bruton Smith, 457,203; Mr. Jeff Dyke, 259,787; and Mr. Heath R. Byrd, 202,479. The exercise price was established based on the fair market value of the Class A Common Stock on the grant date consistent with the terms of the 2012 Stock Incentive Plan. Since the NYSE was closed for the Good Friday holiday on April 10, 2020, the exercise price per share under the stock options was determined by reference to the closing price for the Class A Common Stock on the NYSE on the immediately preceding trading day of April 9, 2020 ($16.76). The stock options vest in three equal annual installments beginning on the first anniversary of the date of grant, generally subject to continued service (except in the case of termination of employment under certain circumstances such as death, disability or termination without cause). The stock options have a 10-year term, but may expire earlier in connection with termination of service with the Company.
The cancellation of the restricted stock units and the grant of stock options on April 10, 2020 is expected to result in a net decrease in the Company’s non-cash accounting compensation expense of approximately $5.5 million on a GAAP basis over the three-year vesting period compared with the original February 12, 2020 grant of restricted stock units. In light of the extraordinary uncertainty, business disruption and market volatility caused by the COVID-19 pandemic, the Compensation Committee believes that the replacement of the restricted stock units with stock options at that time was necessary to help motivate, incentivize and retain employees and executives and to support the continued alignment of their interests with those of the Company’s stockholders.
For additional details concerning the restricted stock units and stock options granted to and held by the executive officers during the 2020 calendar year, see “—Summary Compensation Table,” “—Grants of Plan-Based Awards During 2020,” “—Outstanding Equity Awards at Fiscal 2020 Year-End” and “—Option Exercises and Stock Vested During 2020.”
Special Retention Grant for Mr. Jeff Dyke, President
Effective May 6, 2015, the Compensation Committee approved a special retention grant to Mr. Jeff Dyke, President of Sonic (Executive Vice President of Operations of the Company at the time of grant), in the form of 1,000,000 performance-based restricted stock units (the “Retention Units”). The Compensation Committee views Mr. Dyke as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The Retention Units also were granted in consideration of Mr. Dyke’s agreement to certain restrictive covenants, including non-competition, non-solicitation and non-disclosure restrictions. In accordance with the Performance-Based Restricted Stock Unit Agreement for Retention Grant, dated May 6, 2015, between the Company and Mr. Dyke (the “RSU Agreement”), vesting of the Retention Units was subject first to a performance condition tied to the Company’s achievement of at least one of two performance goals for the 2016 calendar year — a designated net income performance goal of at least $75 million or a designated revenue performance goal of at least $8.5 billion from both continuing and discontinued operations, each to be determined according to GAAP. If neither of the 2016 performance goals was achieved, then the Retention Units would not vest and would be forfeited in their entirety. If either of the 2016 performance goals was met, then the Retention Units would be scheduled to vest over a 15-year period in three equal installments on May 6, 2020, May 6, 2025 and May 6, 2030, respectively, subject to Mr. Dyke’s continued employment with Sonic.
As a result of the Company’s net income of more than $93.0 million and revenue performance of more than $9.7 billion for calendar year 2016 as certified by the Compensation Committee, the performance condition for the Retention Units granted to Mr. Dyke was met and therefore the Retention Units remain outstanding and subject to vesting based on his continued service as described above. The Retention Units are subject to forfeiture to the extent unvested if Mr. Dyke’s employment with the Company terminates, except under certain circumstances, or he violates the restrictive covenants that are incorporated in the RSU Agreement or in any other agreement he has with the Company. For more information about the restrictive covenants in the RSU Agreement, see “—Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
If prior to May 6, 2030, Mr. Dyke’s employment is terminated by the Company without “cause” (as defined in the RSU Agreement) or his employment ends due to his death or “disability” (as defined in the RSU Agreement), he will vest in a pro rata portion of the Retention Units (to the extent not yet vested). In the event of a “change in control” (as defined in the RSU Agreement), any unvested Retention Units will become fully vested. For more information about the Retention Units in the event of Mr. Dyke’s termination of employment or a change in control, see “—Potential Payments Upon Termination or Change in Control.”
Upon vesting, the Retention Units will be settled in the form of an equivalent number of shares of the Company’s Class A Common Stock. The Retention Units are not eligible for dividend equivalents or voting rights.
Deferred Compensation Plan
The Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Deferred Plan during the 2020 calendar year. For 2020, executive officers could elect to defer a portion of their annual cash compensation, up to 75% of base salary and up to 100% of eligible incentive bonus amounts. Sonic does not currently make matching contributions with respect to employee deferrals, but Sonic can choose to credit eligible employees with additional contributions to make up for matching contributions the employees would have received under Sonic’s 401(k) plan but for the legal limitations on the amount of compensation that can be considered for 401(k) plan purposes (e.g., $285,000 for 2020). If Sonic makes contributions, these contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees. Contributions by participants in the Deferred Plan, including any participating executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. No Named Executive Officer elected to participate in or received any Company contributions under the Deferred Plan during 2020.
Other Benefits
While our compensation philosophy includes a significant focus on performance-based compensation, the Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible in 2020 to participate in various benefit plans on similar terms to those provided to other salaried employees of Sonic, including our 401(k) plan (with matching contributions) and our health, life and disability insurance programs. These benefit plans provided to employees of Sonic, including the Named Executive Officers, are intended to provide a safety net of coverage against various events, such as illness, death, disability and retirement. Mr. Jeff Dyke and Mr. Heath R. Byrd received matching contributions under Sonic’s 401(k) plan for 2020, the amounts of which are reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer.
Each of the Named Executive Officers of Sonic was also afforded the use of company demonstrator vehicles for personal use during 2020. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly held and privately owned dealership companies. The imputed value for the personal use of company demonstrator vehicles during 2020 by the Named Executive Officers was as follows: $210,698 for Mr. O. Bruton Smith, $64,093 for Mr. David Bruton Smith, $46,845 for Mr. Jeff Dyke and $49,084 for Mr. Heath R. Byrd, each as reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer.
Each of the Named Executive Officers of Sonic (including the Chief Executive Officer) was also offered the opportunity to participate in an executive wellness program during 2020. Mr. Jeff Dyke and Mr. Heath R. Byrd elected to participate in the program and the benefit amount attributable to such participation is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer. Each of the Named Executive Officers is covered by Company-provided group term life insurance that provides a death benefit of one times earnings, up to a maximum of $750,000. The Company also pays the premiums for an additional term life insurance policy for Mr. O. Bruton Smith providing an $80,000 death benefit (also with $80,000 for accidental death). Imputed income attributable to the Company-provided group term life insurance for each of the Named Executive Officers and the premium amounts for the additional term life insurance policy for Mr. O. Bruton Smith are reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer.
Sonic also may from time to time authorize the personal use of corporate aircraft by the Named Executive Officers and their family members, subject to certain rules and limitations set forth in the corporate aircraft use policy approved by the Compensation Committee. Pursuant to this policy, the Compensation Committee has authorized up to 40 non-business flight hours annually for the Chief Executive Officer. During 2020, the Named Executive Officers used corporate aircraft for personal travel on a limited basis, the aggregate incremental cost of which to Sonic was $0 with respect to Mr. O. Bruton Smith, $28,721 with respect to Mr. David Bruton Smith, $8,292 with respect to Mr. Jeff Dyke and $3,381 with respect to Mr. Heath R. Byrd. This aggregate incremental cost is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer, along with a description of how the aggregate incremental cost is calculated in a corresponding footnote.

Supplemental Executive Retirement Plan
The SERP was adopted effective as of January 1, 2010. The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The Compensation Committee adopted the SERP in order to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant. Mr. Jeff Dyke, President (previously Executive Vice President of Operations), was designated as a Tier 1 participant in the SERP effective as of January 1, 2010. Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer (previously Vice President and Chief Information Officer), originally was designated as a Tier 3 participant in the SERP effective as of May 1, 2010, but was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer at that time. Participation in the SERP is subject to execution of a participation agreement. Messrs. O. Bruton Smith and David Bruton Smith are not participants in the SERP.
Subject to a specified vesting schedule, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. “Final average salary” generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic. If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. However, the early retirement reduction does not apply to eligible participants following a change in control of Sonic. See the discussion under “—Pension Benefits for 2020” below for further information about the SERP.
Change in Control and Severance Arrangements
Effective May 6, 2015, the Compensation Committee approved, and the Company entered into, a Change in Control Agreement with each of Mr. Jeff Dyke and Mr. Heath R. Byrd (each, a “Change in Control Agreement, and, collectively, the “Change in Control Agreements”). The Compensation Committee determined that it was in the best interests of the Company and its stockholders to take steps intended to assure that the Company will have the continued dedication of Mr. Dyke and Mr. Byrd, notwithstanding the possibility, threat or occurrence of a change in control of the Company. The Change in Control Agreements provide that if Mr. Dyke or Mr. Byrd were to incur an excise tax under Section 4999 of the Code as a result of parachute payments or benefits to be provided in connection with a change in control of the Company, the Company will pay him a “gross-up” amount sufficient to put him in the same after-tax position in which he would have been had he not incurred any excise tax liability under Section 4999 of the Code. The Compensation Committee believes, in its judgment, that it is imperative to take efforts to diminish the inevitable distraction to Mr. Dyke and Mr. Byrd that would be created by a pending or threatened change in control by mitigating the personal tax consequences he may face in such circumstance, and to encourage his full attention and dedication to the Company currently and in the event of any pending or threatened change in control.
We do not have a formal severance plan. However, our Employment Agreement with Mr. Byrd provides for the payment of severance in the event of a termination of his employment by the Company other than for “cause” (as defined in the Employment Agreement). In addition, the 2012 Stock Incentive Plan and related equity award agreements, including those of our Named Executive Officers, provide for certain accelerated vesting in the event of death, disability, termination without cause or in certain circumstances involving a change in control. The SERP also provides for full vesting in the event of a change in control as well as a lump sum payment if a participant separates from service with the Company within 24 months following a change in control.
For more information about potential payments in connection with a termination of employment and change in control, see “—Employment Agreements and Change in Control Agreements—Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd” and “—Potential Payments Upon Termination or Change in Control.”
Anti-Hedging and Stock Ownership Guidelines
For information about our stock ownership guidelines and anti-hedging policies, see “—No Hedging or Short Selling” and “—Chief Executive Officer Stock Ownership Guidelines.”
Federal Income Tax and Accounting Considerations
We consider tax and accounting implications associated with various forms of compensation when designing our compensation programs. As noted above, the compensation paid to Sonic’s Named Executive Officers is based primarily on the performance of Sonic. The Compensation Committee considers the potential effect of Section 162(m) of the Code in designing our executive compensation program, along with other factors in the context of our overall approach to executive compensation. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers subject to Section 162(m) of the Code) to $1.0 million with respect to each such executive officer. Prior to the enactment of the Tax Act, compensation meeting the various technical requirements for “performance-based” compensation under Section 162(m) of the Code was excluded from the $1.0 million deduction limit. Before the Tax Act, executive officer compensation attributable to stock options and awards of performance-based restricted stock and restricted stock units granted under the 2012 Stock Incentive Plan (and previously the Sonic Automotive, Inc. 2004 Stock Incentive Plan), and annual cash bonuses paid under the Incentive Compensation Plan generally had been intended to meet the requirements for deductible performance-based compensation, although there is no guarantee that such compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, the Company always reserved the right to pay compensation that did not qualify as “performance-based” from time to time in order to reward Sonic’s executive officers appropriately in the Compensation Committee’s judgment, even if resulting in certain compensation that would not be deductible under Section 162(m) of the Code.
For taxable years beginning after December 31, 2017, the Tax Act repealed the performance-based compensation exception to the deduction limitations under Section 162(m) of the Code and the $1.0 million deduction limit now applies to an expanded group of individuals, including anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated executive officers. The new rules generally apply to taxable years beginning after December 31, 2017, but transition relief may apply to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date and that otherwise would have qualified as performance-based compensation under Section 162(m) of the Code prior to the changes made by the Tax Act.
Tax consequences continue to be a consideration for the executive compensation program. The Compensation Committee also intends to continue to approach executive compensation in a manner intended to attract, retain, motivate and reward the executive talent who are key to our success. Accordingly, the Compensation Committee will evaluate performance and compensate Sonic’s executive officers as it deems appropriate in the Compensation Committee’s judgment, even if it may result in compensation that may not be deductible under Section 162(m) of the Code or may not have the most favorable accounting treatment. The Compensation Committee believes that the discretion and flexibility to award such compensation serves the best interests of Sonic and its stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant and in furtherance of its compensation philosophy and objectives.
Regardless of Sonic’s intent, there is no guarantee that incentive bonuses or awards, equity-based compensation or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, changes in applicable tax laws and regulations, and interpretations of such laws and regulations, as well as other factors beyond Sonic’s control may affect the deductibility of executive compensation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and this Proxy Statement.
R. Eugene Taylor, Chairman
John W. Harris III, Vice Chairman
William I. Belk
Robert Heller
Keri A. Kaiser

Summary Compensation Table
The following table sets forth compensation paid by or on behalf of Sonic to the Named Executive Officers for services rendered during Sonic’s fiscal years ended December 31, 2018, 2019 and 2020:

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
O. Bruton Smith	2020	$183,333	$—	$1,404,669	$320,834	$—	$222,631	(3)	$2,131,467
Executive Chairman	2019	$298,223	$1,361,691	$—	$521,891	$—	$194,505	(3)	$2,376,310
	2018	$1,284,921	$1,509,699	$—	$321,230	$—	$143,526	(3)	$3,259,376
David Bruton Smith	2020	$1,113,638	$—	$1,906,537	$1,948,867	$—	$94,074	(4)	$5,063,116
Chief Executive Officer	2019	$1,113,638	$1,176,123	$—	$1,948,867	$—	$40,043	(4)	$4,278,671
	2018	$1,051,670	$1,303,968	$—	$262,918	$—	$55,726	(4)	$2,674,282
Jeff Dyke	2020	$994,358	$—	$1,083,312	$1,740,127	$554,914	$80,301	(5)	$4,453,012
President	2019	$994,358	$1,050,157	$—	$1,740,127	$861,472	$69,889	(5)	$4,716,003
	2018	$990,950	$1,164,305	$—	$247,738	(6)	$70,390	(5)	$2,473,383
Heath R. Byrd	2020	$775,001	$—	$844,337	$1,356,251	$556,830	$90,994	(7)	$3,623,413
Executive Vice President and	2019	$775,001	$818,487	$—	$1,356,251	$739,706	$80,057	(7)	$3,769,502
Chief Financial Officer	2018	$692,542	$813,696	$—	$173,136	(8)	$80,232	(7)	$1,759,606

(1)    Stock Awards and Option Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC. See Note 10 to Sonic’s consolidated financial statements included in its Annual Report on Form 10-K for fiscal 2020 for the valuation assumptions used in determining the fair value of the awards.
(2)    The amount shown for 2020 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2019 to December 31, 2020. The amount shown for 2019 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2018 to December 31, 2019. The amount shown for 2018 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2017 to December 31, 2018. The amounts shown for Mr. Jeff Dyke and Mr. Heath R. Byrd assume retirement at the earliest age at which unreduced benefits could be paid. As of December 31, 2020, both Mr. Dyke and Mr. Byrd were fully vested in their respective SERP benefits. However, their benefits are subject to the SERP provisions regarding reduction for early retirement. See “—Pension Benefits for 2020” for further information about the SERP, including the assumptions used for these calculations.
(3)    The amount shown for Mr. O. Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $210,698, $182,573 and $131,594 in 2020, 2019 and 2018, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. O. Bruton Smith also includes imputed income attributable to group term life insurance under the Company’s group life insurance plan and premiums paid by the Company for an additional life insurance policy for Mr. O. Bruton Smith.

(4)    The amount shown for Mr. David Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $64,093, $24,310 and $54,271 in 2020, 2019 and 2018, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. David Bruton Smith also includes $28,721, $14,473 and $650 for personal use of the Company’s aircraft in 2020, 2019 and 2018, respectively. The amount reported for personal use of the Company’s aircraft by Mr. David Bruton Smith is calculated by reference to the aggregate incremental cost to the Company and based on the actual cost of fuel, landing fees, pilot meal and lodging expenses, aircraft cleaning, on-board catering and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hanger expenses and general taxes and insurance, are excluded from the aggregate incremental cost calculation. If the aircraft flies empty before picking up or dropping off a passenger flying for personal reasons, this segment is included in the aggregate incremental cost of the personal use. When the aircraft is already flying to a destination for business purposes, costs associated with the additional passenger are negligible and are not included in determining the aggregate incremental cost to the Company.  The amount shown for Mr. David Bruton Smith also includes imputed income attributable to group term life insurance under the Company’s group life insurance plan.
(5)    The amount shown for Mr. Jeff Dyke includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $46,845, $45,605 and $42,156 in 2020, 2019 and 2018, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. Jeff Dyke also includes $8,292, $2,411 and $2,194 for personal use of the Company’s aircraft in 2020, 2019 and 2018, respectively, calculated as described above in Footnote 4, and imputed income attributable to group term life insurance under the Company’s group life insurance plan. The amount shown for Mr. Jeff Dyke also includes Company contributions for the executive wellness program of $18,205, $14,342 and $18,609 in 2020, 2019 and 2018, respectively, and Company matching contributions under the 401(k) plan of $5,700, $5,600 and $5,500 in 2020, 2019 and 2018, respectively.
(6)    Mr. Dyke experienced a decrease of $141,831 in the actuarial present value of his accumulated benefits under the SERP from December 31, 2017 to December 31, 2018 due to an increase in the discount rate used in the assumptions for computing the actuarial present value of the accumulated pension benefits from 3.50% in 2017 to 4.36% in 2018.
(7)    The amount shown for Mr. Heath R. Byrd includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $49,084, $48,052 and $45,834 in 2020, 2019 and 2018, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. Heath R. Byrd also includes $3,381, $0 and $7,999 for personal use of the Company’s aircraft in 2020, 2019 and 2018, respectively, calculated as described above in Footnote 4, and imputed income attributable to group term life insurance under the Company’s group life insurance plan. The amount shown for Mr. Heath R. Byrd also includes Company contributions for the executive wellness program of $30,897, $24,473 and $18,966 in 2020, 2019 and 2018, respectively, and Company matching contributions under the 401(k) plan of $5,700, $5,600 and $5,500 in 2020, 2019 and 2018, respectively.
(8)    Mr. Byrd experienced a decrease of $82,456 in the actuarial present value of his accumulated benefits under the SERP from December 31, 2017 to December 31, 2018 due to an increase in the discount rate used in the assumptions for computing the actuarial present value of the accumulated pension benefits from 3.50% in 2017 to 4.36% in 2018.

Grants of Plan-Based Awards During 2020

The following table sets forth information regarding all grants of awards made to the Named Executive Officers during 2020 under any plan:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Interim ($)	Target ($)	Maximum ($)
O. Bruton Smith	2/12/2020(2)	$100,833	$183,333	$210,833	$320,834	—	$—		$—
	4/10/2020(3)	$—	$—	$—	$—	336,851	$16.76	(4)	$1,361,691	(5)
David Bruton Smith	2/12/2020(2)	$612,501	$1,113,638	$1,280,684	$1,948,867	—	$—		$—
	4/10/2020(3)	$—	$—	$—	$—	457,203	$16.76	(4)	$1,176,123	(5)
Jeff Dyke	2/12/2020(2)	$546,897	$994,358	$1,143,512	$1,740,127	—	$—		$—
	4/10/2020(3)	$—	$—	$—	$—	259,787	$16.76	(4)	$1,050,157	(5)
Heath R. Byrd	2/12/2020(2)	$426,251	$775,001	$891,251	$1,356,251	—	$—		$—
	4/10/2020(3)	$—	$—	$—	$—	202,479	$16.76	(4)	$818,487	(5)
__________
(1)    Amounts earned for 2020 are set forth in the Summary Compensation Table.
(2)    For a description of these non-equity incentive awards, see “—Compensation Discussion and Analysis—Annual Cash Compensation—Performance-Based Cash Bonus for 2020.”
(3)    Nonstatutory stock option grants issued pursuant to the 2012 Stock Incentive Plan. For Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd, these grants will vest in annual installments over a three-year period, with 1/3 of the stock options vesting on each of April 10, 2021, April 10, 2022 and April 10, 2023.
(4)    The exercise price was established based on the fair market value of the Class A Common Stock on the grant date consistent with the terms of the 2012 Stock Incentive Plan. Since the NYSE was closed for the Good Friday holiday on April 10, 2020, the exercise price per share under the stock options was determined by reference to the closing price for the Class A Common Stock on the NYSE on the immediately preceding trading day of April 9, 2020.
(5)    Option awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC.
For a description of certain additional terms of the compensation and grants disclosed in the table above, see “—Compensation Discussion and Analysis.”
Employment Agreements and Change in Control Agreements
Employment Agreement with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer
The Company has an employment agreement with Mr. Heath R. Byrd (the “Employment Agreement”). The Employment Agreement sets forth the basic terms of employment for Mr. Byrd, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs. It also contains a restrictive covenant that prohibits the disclosure or use in an unauthorized manner of any of Sonic’s confidential or proprietary information. For a description of certain additional terms of the Employment Agreement, see “—Potential Payments Upon Termination or Change in Control.”
Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President
Effective May 6, 2015, the Compensation Committee approved a special retention grant of the Retention Units to Mr. Jeff Dyke, President of Sonic (Executive Vice President of Operations of the Company at the time of grant). The Compensation Committee views Mr. Dyke as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The grant of Retention Units was made pursuant to the RSU Agreement, dated May 6, 2015, between the Company and Mr. Dyke. The RSU Agreement includes restrictive covenants such as (i) a non-competition restriction for two years following termination of employment in the event that Mr. Dyke is terminated for “cause” (as defined in the RSU Agreement) or he resigns his employment with the Company, (ii) a non-solicitation restriction for two years following Mr. Dyke’s termination of employment for any reason and (iii) prohibitions on the disclosure or use in an unauthorized manner of any of the Company’s confidential or proprietary information. The RSU Agreement includes forfeiture and recoupment provisions that would apply in the event the restricted covenants are violated. For more information about the Retention Units and the terms of the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “—Potential Payments Upon Termination or Change in Control.”
Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd
Effective May 6, 2015, the Compensation Committee approved, and the Company entered into, a Change in Control Agreement with each of Mr. Jeff Dyke and Mr. Heath R. Byrd to provide them with protection against excise taxes they could face in connection with a change in control of the Company. Section 280G of the Code denies a tax deduction with respect to excess parachute payments to certain executives of companies that experience a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the recipient of the excess parachute payment. Parachute payments are compensation that is contingent in whole or in part upon a change in control and include, for example, bonuses, severance pay, accelerated vesting of equity-based compensation, accelerated vesting of deferred compensation and certain fringe benefits. Excess parachute payments are parachute payments that exceed a specific threshold under Section 280G of the Code, with the threshold determined based on the executive’s average compensation for the prior five years.
Under the Change in Control Agreements, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Mr. Dyke and Mr. Byrd in connection with a change in control of the Company constitute excess parachute payments under Section 280G of the Code that will be subject to the 20% excise tax or any related interest or penalties, then the Company will pay to each of Mr. Dyke and Mr. Byrd an additional “gross-up” amount equal to the excise tax, plus any related interest and penalties, plus the amount necessary to put him in the same after-tax position (taking into account all applicable federal, state and local income, employment and excise taxes) in which he would have been if he had not been subject to the excise tax.
We provide this protection to Mr. Dyke and Mr. Byrd in an effort to diminish the inevitable distraction to Mr. Dyke and Mr. Byrd that would be created by a pending or threatened change in control by mitigating the personal tax consequences they may face in such circumstance, and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened change in control. For more information about potential payments under the Change in Control Agreements, see “—Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal 2020 Year-End
The following table sets forth information regarding unearned or unvested option and stock awards held by the Named Executive Officers on December 31, 2020:

		Option Awards (1)							Stock Awards (1)
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)
O. Bruton Smith	2/23/2018	—	—		$—	—	21,692	(3)	$836,660	—	$—
	3/8/2019	—	—		$—	—	109,476	(4)	$4,222,489	—	$—
	4/10/2020	—	336,851	(5)	$16.76	4/10/2030	—		$—	—	$—
David Bruton Smith	2/23/2018	—	—		$—	—	18,736	(3)	$722,648	—	$—
	3/8/2019	—	—		$—	—	94,557	(4)	$3,647,063	—	$—
	4/10/2020	—	457,203	(5)	$16.76	4/10/2030	—		$—	—	$—
Jeff Dyke	5/6/2015	__	—		$—	__	666,666	(6)	$25,713,308	—	$—
	2/23/2018	—	—		$—	—	16,730	(3)	$645,276	—	$—
	3/8/2019	—	—		$—	—	84,429	(4)	$3,256,427	—	$—
	4/10/2020	—	259,787	(5)	$16.76	4/10/2030	—		$—	—	$—
Heath R. Byrd	2/13/2018	—	—		$—	—	11,691	(3)	$450,922	—	$—
	3/8/2019	—	—		$—	—	65,804	(4)	$2,538,060	—	$—
	4/10/2020	—	202,479	(5)	$16.76	4/10/2030	—		$—	—	$—

(1)    All Option Awards and Stock Awards referenced in this table were granted under the 2012 Stock Incentive Plan.
(2)    Market value based on the December 31, 2020 closing price of our Class A Common Stock of $38.57 per share.
(3)    The remaining non-vested equity incentive plan award units granted on February 23, 2018 vested on February 23, 2021.
(4)    The remaining non-vested equity incentive plan award units granted on March 8, 2019 vest as follows on March 8, 2021 and March 8, 2022, respectively: Mr. O. Bruton Smith, 43,790 and 65,686; Mr. David Bruton Smith, 37,823 and 56,734; Mr. Jeff Dyke, 33,772 and 50,657; and Mr. Heath R. Byrd, 26,322 and 39,482.
(5)    These stock option grants will vest in annual installments over a three-year period, with 1/3 of the stock options vesting on each of April 10, 2021, April 10, 2022 and April 10, 2023.

(6)    The remaining non-vested equity incentive plan award units granted to Mr. Dyke on May 6, 2015 will vest with respect to 333,333 units on May 6, 2025 and 333,333 units on May 6, 2030.
Option Exercises and Stock Vested During 2020
The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2020 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
O. Bruton Smith	—	$—	75,186	(2)	$1,660,137	(2)
David Bruton Smith	—	$—	58,245	(3)	$1,221,407	(3)
Jeff Dyke	—	$—	391,319	(4)	$7,917,007	(4)
Heath R. Byrd	—	$—	42,791	(5)	$924,912	(5)

(1)    Represents aggregate dollar value realized upon vesting of restricted stock units based on the closing price of our Class A Common Stock on the relevant date.
(2)    For Mr. O. Bruton Smith, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
2/13/2017	2/13/2020	24,233	$31.74	$769,155
2/23/2018	2/23/2020	14,462	$28.10	$406,382
3/8/2019	3/31/2020	36,491	$13.28	$484,600

(3)    For Mr. David Bruton Smith, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
2/13/2017	2/13/2020	14,236	$31.74	$451,851
2/23/2018	2/23/2020	12,491	$28.10	$350,997
3/8/2019	3/31/2020	31,518	$13.28	$418,559

(4)    For Mr. Jeff Dyke, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
5/6/2015	5/6/2020	333,334	$19.91	$6,636,680
2/13/2017	2/13/2020	18,689	$31.74	$593,189
2/23/2018	2/23/2020	11,153	$28.10	$313,399
3/8/2019	3/31/2020	28,143	$13.28	$373,739

(5)    For Mr. Heath R. Byrd, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
2/13/2017	2/13/2020	13,062	$31.74	$414,588
2/23/2018	2/23/2020	7,795	$28.10	$219,040
3/8/2019	3/31/2020	21,934	$13.28	$291,284

Pension Benefits for 2020
The following table sets forth information regarding pension benefits for the Named Executive Officers as of December 31, 2020:

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
O. Bruton Smith(3)	N/A	—	$—		$—
David Bruton Smith(3)	N/A	—	$—		$—
Jeff Dyke	SERP	N/A	$6,212,638	(4)	$—
Heath R. Byrd	SERP	N/A	$4,745,215	(4)	$—

(1)    Benefits under the SERP are based on a percentage of “final average salary” and the percentage does not increase based on years of credited service. Vesting under the SERP is based on years of participation in the SERP. Mr. Jeff Dyke has 11 years of participation in the SERP, and Mr. Heath R. Byrd has 10 2/3 years of participation in the SERP. Normal retirement under the SERP is age 65 or age 55 with at least 10 years of service with Sonic. Vested benefits are reduced for early retirement. As of December 31, 2020, Mr. Dyke had 15 1/4 years of service with Sonic and Mr. Byrd had 13 1/6 years of service with Sonic.

(2)    The accumulated benefit is based on salary considered by the SERP for the period through December 31, 2020. The present value of the accumulated benefit for Messrs. Dyke and Byrd has been calculated assuming that the Named Executive Officers remain in service through the earliest date as of which they could receive unreduced benefits and that the benefit will be payable in the form of an annual payment for 15 years. Other assumptions used to determine the present value of the accumulated benefit for each of Messrs. Dyke and Byrd are described in the summary below.
(3)    Messrs. O. Bruton Smith and David Bruton Smith are not participants in the SERP.
(4)    As of December 31, 2020, both Mr. Dyke and Mr. Byrd were fully vested in their respective SERP benefits, but their benefits remain subject to the SERP provisions regarding reduction for early retirement. Actual benefits will be determined at termination of employment based on actual salary, years of SERP participation and years of service with Sonic.
On December 7, 2009, the Compensation Committee adopted the SERP to be effective as of January 1, 2010. In connection with the adoption of the SERP, the Compensation Committee authorized the establishment of an irrevocable grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which SERP liabilities may be paid. The following is a brief description of certain material terms of the SERP.
The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The SERP is subject to Section 409A of the Code. The purpose of the SERP is to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant.
Mr. Jeff Dyke, President (previously Executive Vice President of Operations), was designated as a Tier 1 participant in the SERP effective as of January 1, 2010, subject to execution of a participation agreement. Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer (previously Vice President and Chief Information Officer), originally was designated as a Tier 3 participant in the SERP effective as of May 1, 2010, subject to execution of a participation agreement, but was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer at that time.
Subject to the vesting schedule described below, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. “Final average salary” generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic.
Amounts reported in the Pension Benefits Table above as the actuarial present value of accumulated benefit under the SERP are calculated assuming that the benefit is in the form of an annual payment for 15 years and assuming that Messrs. Dyke and Byrd remain in service with Sonic until the earliest age at which unreduced benefits would be payable, which is age 55 for both Messrs. Dyke and

Byrd. The present value of accumulated benefit is calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2020 was 2.25%. Messrs. Dyke’s and Byrd’s actual years of participation in the SERP and actual years of service with Sonic are indicated in Footnote 1 to the Pension Benefits Table above. No additional years of service have been credited to the Named Executive Officers under the SERP.
As noted above, participants are subject to a vesting schedule for their SERP benefits based on their “Years of Plan Service” (i.e., a 365-day period of employment beginning on the effective date of SERP participation and each anniversary thereof). Unless otherwise specified by the Compensation Committee, participants vest in their SERP benefits as follows:

Years of Plan Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%

Participants also become 100% vested if they die or become “disabled” (as defined in the SERP) while employed with Sonic, or if a “change in control” (as defined in the SERP) occurs while employed with Sonic.
If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. As amended in February 2015, the SERP provides that the early retirement reduction does not apply to participants who were employees of Sonic immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control.
A participant earns his or her SERP benefit over a period from the later of age 45 or the participant’s effective date of SERP participation, to the later of the participant’s normal retirement date or the date he or she becomes 100% vested in his or her SERP benefit.
If a participant terminates employment with Sonic within two years after a change in control, the participant will receive the vested portion of his or her normal retirement benefit or reduced early retirement benefit, as applicable, in a lump sum payment based on the present value of his or her unpaid, vested accrued benefit.
Generally, benefit payments begin the first of the month following the month in which normal or early retirement occurs. If the participant is a “specified employee” under Section 409A of the Code, the first payment following normal or early retirement generally must be postponed for six months following termination. Subsequent annual payments will be made on the anniversary of the date the initial installment otherwise would have been made.

If a participant dies during the 15-year payment period and leaves a surviving spouse, payments continue to the surviving spouse. If a participant dies before terminating employment with Sonic, the lump sum value of his or her accrued benefit (calculated as if the date of death were the date of normal retirement) will be paid to his or her designated beneficiary. If a participant becomes disabled while employed with Sonic, the participant will be entitled to a regular SERP benefit payable for 15 years (calculated as if the date of disability were the date of normal retirement).
If a participant is terminated for “cause” (as defined in the SERP) or it is discovered after termination that the participant could have been terminated for certain reasons constituting “cause,” the participant will forfeit all benefits under the SERP, including any remaining unpaid benefits if already in pay status. Under the SERP, reasons constituting “cause” include material breach of the participant’s obligations in any employment agreement that is not timely remedied, the participant’s breach of any applicable restrictive covenants, conviction of a felony, actions involving moral turpitude, willful failure to comply with reasonable and lawful directives of the Board of Directors or the participant’s superiors, chronic absenteeism, willful or material misconduct, illegal use of controlled substances and, if applicable, the final and non-appealable determination by a court of competent jurisdiction that the participant willfully and knowingly filed a fraudulent certification under Section 302 of the Sarbanes-Oxley Act of 2002.
In addition, the SERP provides that benefits are forfeited if a participant fails to comply with certain restrictive covenants related to Sonic and its business, including any remaining unpaid benefits if already in pay status. Subject to limited exceptions, these restrictive covenants generally prohibit (i) disclosing or using in any unauthorized manner any of Sonic’s confidential or proprietary information, (ii) employing or soliciting employees of Sonic or its affiliates or subsidiaries, (iii) interfering with Sonic’s relationships with its vendors, (iv) competing with Sonic within any Standard Metropolitan Statistical Area (determined as described in the SERP) or county in which Sonic or any of its subsidiaries has a place of business and (v) disparaging Sonic or its subsidiaries, affiliates, officers, directors, business or products. These restrictive covenants generally apply while a participant in the SERP and, if later, during the two-year period following separation from service with Sonic (except that the confidentiality and non-disparagement restrictions do not expire).
In the case of either termination for “cause” or failure to comply with the restrictive covenants, the SERP also provides that the participant must repay Sonic all benefit amounts previously received.
If a rabbi trust exists when a change in control of Sonic occurs, the SERP requires that Sonic contribute, at the time of the change in control and then on each anniversary thereof, cash or liquid securities sufficient so that the value of assets in the rabbi trust at least equals the total value of all accrued benefits under the SERP. The assets of the rabbi trust are available to satisfy claims of the general creditors of Sonic in the event of its insolvency. Participants are unsecured general creditors of Sonic with respect to their SERP benefits and do not have an ownership interest in rabbi trust assets or in any other specific assets of Sonic with respect to such benefits.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. David Bruton Smith, our Chief Executive Officer, for fiscal 2020 to the median of the annual total compensation of all other Company employees for the same period.
For fiscal 2020, the total compensation for Mr. David Bruton Smith, our Chief Executive Officer, was $5,063,116 as reported in the Summary Compensation Table on page 44 of this Proxy Statement.
We identified the median employee for this review by examining the 2020 annual total compensation of all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2020 since it allowed us to make the identification in a reasonably efficient manner. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to annual total compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. For this purpose and using reasonable estimates, the calculation of annual total compensation of all employees, excluding our Chief Executive Officer, was determined by using the wages and compensation reported in Box 1 of Form W-2 for 2020. We selected W-2 compensation as our compensation measure because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and we believe it is a reasonable proxy for annual total compensation for purposes of determining the median employee.
Following our review, we have determined that for 2020, the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $58,100.
Based on this information, for 2020, the ratio of the annual total compensation of Mr. David Bruton Smith, our Chief Executive Officer, to the median of the annual total compensation of all other employees was 87.1 to 1.0. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules and methods for disclosure. Due to estimates and assumptions as well as adjustments and statistical sampling permitted under the SEC rules, pay ratio disclosures may involve a degree of imprecision and our approach may not be consistent with the methodologies used by other companies.
Potential Payments Upon Termination or Change in Control
The Named Executive Officers would receive certain payments and/or benefits upon termination from Sonic that would vary in amount depending on the reason for termination of employment. The Named Executive Officers also would receive certain payments and/or benefits in connection with a change in control of Sonic (including a termination of employment due to a change in control). The information below generally describes these payments and benefits. Payments and benefits under other plans and arrangements that are generally available to Sonic’s salaried employees on similar terms are not described.

Payments Upon Termination
Based on the compensation arrangements described in the Compensation Discussion and Analysis section of this Proxy Statement and the terms of the 2012 Stock Incentive Plan, the estimated present value of the salary, bonus and accelerated option and stock awards the Named Executive Officers could have received upon termination without cause as of December 31, 2020 are as follows:

Name	Salary and Bonus ($)		Value of Accelerated Option Awards ($)(1)(2)	Value of Accelerated Stock Awards ($)(3)(4)
O. Bruton Smith	$—		$7,346,720	$5,059,150
David Bruton Smith	$—		$9,971,597	$4,369,711
Jeff Dyke	$—		$5,665,954	$5,401,651
Heath R. Byrd	$387,500	(5)	$4,416,067	$2,988,982

(1)    Represents the value of stock options that would have been subject to accelerated vesting upon termination without cause based on the applicable exercise price for the stock options and the closing price of Sonic’s Class A Common Stock on December 31, 2020 of $38.57 per share. Termination without cause has the meaning given to such term in applicable agreements and plans, including the 2012 Stock Incentive Plan and stock option award agreements.
(2)    For termination due to death or disability as of December 31, 2020, the value of the accelerated stock options would have been as follows: Mr. O. Bruton Smith, $7,346,720; Mr. David Bruton Smith, $9,971,597; Mr. Jeff Dyke, $5,665,954; and Mr. Heath R. Byrd, $4,416,067. Such value is based on the applicable exercise price for the stock options and the closing price of Sonic’s Class A Common Stock on December 31, 2020 of $38.57 per share.
(3)    Represents the value of restricted stock units that would have been subject to accelerated vesting upon termination without cause based on the closing price of Sonic’s Class A Common Stock on December 31, 2020 of $38.57 per share. For Mr. Dyke, this value also assumes that he became vested in a pro rata portion of the Retention Units determined in accordance with the RSU Agreement. Termination without cause has the meaning given to such term in applicable agreements and plans, including (i) the 2012 Stock Incentive Plan and restricted stock unit award agreements, and (ii) for Mr. Dyke, the RSU Agreement. For more information about the Retention Units and the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
(4)    For termination due to death or disability, the value of the accelerated restricted stock units would have been as follows: Mr. O. Bruton Smith, $5,059,150; Mr. David Bruton Smith, $4,369,711; Mr. Jeff Dyke, $5,401,651; and Mr. Heath R. Byrd, $2,988,982. For Mr. Dyke, this value in connection with termination due to death or disability assumes that he became vested in a pro rata portion of the Retention Units determined in accordance with the RSU Agreement (and then taking into account the number of Retention Units in which he already was vested as of December 31, 2020). For more information about the Retention Units and the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”

(5)    The Employment Agreement between the Company and Mr. Byrd provides for the payment of severance in the event of a termination of his employment by Sonic, other than for “cause” (as defined in the Employment Agreement). Under the terms of the Employment Agreement, the amount of any such severance would be one-half of Mr. Byrd’s then-current annual base salary to be paid in two equal installments, with the first installment payable within 15 days following termination and the second installment payable on the last day of the sixth full calendar month following such termination. For more information about the Employment Agreement, see “—Employment Agreements and Change in Control Agreements—Employment Agreement with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”
Each of the Named Executive Officers also are covered by Company-provided group term life insurance with a death benefit of one times earnings, up to a maximum of $750,000. If any of the Named Executive Officers had terminated employment due to death on December 31, 2020, the Named Executive Officer’s beneficiary under the life insurance policy would have been due a $750,000 benefit from the insurance carrier. In addition, the Company also pays the premiums for an additional term life insurance policy for Mr. O. Bruton Smith. This policy provides a death benefit for Mr. O. Bruton Smith of $80,000 (also with $80,000 for accidental death) that would have been payable to the beneficiary by the insurance carrier upon termination of employment due to death.
In addition, a participant in the SERP who terminates employment due to death becomes entitled to fully vested SERP benefits (calculated as if the date of death were the date of normal retirement) and such benefits are payable to his or her beneficiary the first of the next month in a lump sum equal to the present value of the otherwise applicable 15 annual payments. If Mr. Dyke’s death had occurred on December 31, 2020, the estimated lump sum payment under the SERP would have been $6,411,590. If Mr. Byrd’s death had occurred on December 31, 2020, the estimated lump sum payment under the SERP would have been $4,825,067. For purposes of estimating these lump sum payments, the present value of the accumulated benefit was calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2020 was 2.25%. Under the SERP, present value for payment purposes is determined utilizing reasonable interest assumptions determined in the sole discretion of the Compensation Committee. The discount rate assumption that Sonic uses for its financial statement disclosures may not be the actual rate used under the SERP at a given time.
A participant in the SERP who terminates employment due to “disability” (as defined in the SERP) becomes entitled to fully vested SERP benefits (calculated as if the date of disability were the date of normal retirement) and the applicable 15 annual payments begin the month following disability. If Mr. Dyke had terminated employment on December 31, 2020 due to disability, he would have received estimated annual SERP payments of $497,179 for 15 years. If Mr. Byrd had terminated employment on December 31, 2020 due to disability, he would have received estimated annual SERP payments of $374,154 for 15 years.
If termination occurred on December 31, 2020 for any reason other than death, disability or change in control, Mr. Dyke would have been entitled to estimated annual SERP payments of $426,744 for 15 years and Mr. Byrd would have been entitled to estimated annual SERP payments of $346,093 for 15 years.

For more information about payments under the SERP upon a termination of employment, see “—Pension Benefits for 2020.”

Payments Upon a Change in Control
Stock options and other stock awards under the 2012 Stock Incentive Plan held by our Named Executive Officers would immediately vest (subject to pro rata adjustment in the case of certain performance awards under the 2012 Stock Incentive Plan) and become exercisable upon a change in control. The estimated present value of the outstanding stock awards held by our Named Executive Officers in the event of a change in control on December 31, 2020 is as follows:

Name	Salary and Bonus ($)	Value of Accelerated Option Awards ($)(1)	Value of Accelerated Stock Awards ($)(2)
O. Bruton Smith	$—	$7,346,720	$5,059,150
David Bruton Smith	$—	$9,971,597	$4,369,711
Jeff Dyke	$—	$5,665,954	$29,615,010
Heath R. Byrd	$—	$4,416,067	$2,988,982

(1)    Represents the value of stock options that would have been subject to accelerated vesting upon a change in control based on the applicable exercise price for the stock options and the closing price of Sonic’s Class A Common Stock on December 31, 2020 of $38.57 per share. “Change in control” has the meaning given to such term in applicable agreements and plans, including the 2012 Stock Incentive Plan and stock option award agreements.
(2)    Represents the value of restricted stock units that would have vested upon a change in control based on the closing price of Sonic’s Class A Common Stock on December 31, 2020 of $38.57 per share. “Change in control” has the meaning given to such term in applicable agreements and plans, including the 2012 Stock Incentive Plan and restricted stock unit award agreements, and for Mr. Dyke, the RSU Agreement. For Mr. Dyke, this value assumes that he became fully vested in the Retention Units in accordance with the RSU Agreement. For more information about the Retention Units and the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “—Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
A participant in the SERP becomes fully vested in his or her SERP benefit in the event of a “change in control” (as defined in the SERP). See “—Pension Benefits for 2020” for the present value of accumulated SERP benefits as of December 31, 2020. In addition, if a participant separates from service with the Company within 24 months following a change in control, the SERP benefit will be paid in the form of a lump sum equal to the present value of the otherwise applicable 15 annual payments. See “—Pension Benefits for 2020” for a discussion of the SERP. Messrs. Dyke and Byrd were fully vested in their SERP benefits as of December 31, 2020. As amended in February 2015, the SERP provides that the early retirement reduction otherwise applicable under the SERP does not apply to participants who were employees immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control. If Mr. Dyke had terminated employment immediately following a change in control on December 31, 2020, the estimated present value of the lump sum payable to Mr. Dyke under the SERP would have been $6,411,590. If Mr. Byrd had terminated employment immediately following a change in control on December 31, 2020, the estimated present value of the lump sum payable to Mr. Byrd under the SERP would have been $4,825,067. For purposes of estimating these lump sum payments, the present value of the accumulated benefit was calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at

December 31, 2020 was 2.25%. Under the SERP, present value for payment purposes is determined utilizing reasonable interest assumptions determined in the sole discretion of the Compensation Committee. The discount rate assumption that Sonic uses for its financial statement disclosures may not be the actual rate used under the SERP at a given time.
Upon a change in control of the Company, certain payments and benefits provided or to be provided to Messrs. Dyke and Byrd could be subject to the excise tax imposed on excess parachute payments under Section 280G of the Code, including the accelerated vesting of equity awards, waiver of the early retirement reduction provisions under the SERP and other payments and benefits that would be triggered by a termination of employment following a change in control. Pursuant to their Change in Control Agreements with the Company, Messrs. Dyke and Byrd are each entitled to a “gross-up” payment equal to the excise tax, plus any related interest or penalties, plus the amount necessary to put him in the same after-tax position (taking into account all applicable federal, state and local income, employment and excise taxes) in which he would have been if he had not been subject to the excise tax. Determining the value of excess parachute payments under Section 280G of the Code and any related 20% excise tax and, in turn, any applicable gross-up payment, involves complicated calculations and depends on the facts and circumstances that exist at the time of a change in control and whether a termination of employment also occurs. For purposes of estimating any gross-up payments to which Messrs. Dyke and Byrd may have become entitled, we have assumed that a change in control occurred on December 31, 2020 and that Messrs. Dyke and Byrd also terminated employment at that time. In such case, our estimated gross-up payment to Mr. Dyke would be $17,533,386, and our estimated gross-up payment to Mr. Byrd would be $3,193,583. For purposes of these estimates, we also assumed that all performance conditions for equity awards had been met, that all equity awards became fully vested, and that accelerated stock options were cashed out upon the change in control. For valuing stock awards and the accelerated vesting of the cashed-out stock options, we referenced the closing price of Sonic’s Class A Common Stock on December 31, 2020 of $38.57 per share and treated the full amount as a potential parachute payment, without taking into account any reduction that might apply under Section 280G of the Code for prior service or otherwise. We also assumed that Mr. Byrd would receive severance payments pursuant to his Employment Agreement. For purposes of these estimated gross-up payments, we also compared the estimated present value of the SERP lump sum payment to which Messrs. Dyke and Byrd would have been entitled upon termination of employment immediately following a change in control to the estimated present value of the 15 annual SERP payments that would have applied if termination of employment had occurred on December 31, 2020 for any reason other than death, disability or change in control, with these present values determined using the discount rate assumption that Sonic also uses for its financial statement disclosures, as described above. In calculating the estimated gross-up payments, we considered Messrs. Dyke’s and Byrd’s average five-year W-2 compensation in accordance with Section 280G of the Code which considers average compensation for the five years prior to the year in which the change in control occurs. We also assumed an excise tax rate of 20%, a statutory federal income tax rate of 35%, a Medicare tax rate of 1.45% and a state income tax rate of 5.75%. We also did not assume that any amounts would be discounted due to treatment as reasonable compensation for services prior to the change in control or due to attributing any value to non-compete agreements. Gross-up payments upon an actual change in control would be calculated in accordance with prescribed methodologies and assumptions under Section 280G of the Code, which may differ from those described above. For more information about the Change in Control Agreements, see “—Compensation Discussion and Analysis—Change in Control Agreements” and “—Employment Agreements and Change in Control Agreements—Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd.”

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 with respect to shares of our Class A Common Stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders(1)	3,748,363	(2)	$16.76	(3)	1,646,242	(4)
Equity compensation plans not approved by security holders(5)	—		$—	(6)	210,364
Total	3,748,363	(2)	$16.76	(3)(6)	1,856,606	(4)

(1)    Includes the 2012 Stock Incentive Plan, the 2012 Formula Plan and the Sonic Automotive, Inc. Employee Stock Purchase Plan (the “Employee Plan”). Grants under the Employee Plan have been suspended since December 31, 2005.
(2)    Includes 2,266,596 shares issuable upon the exercise of outstanding options granted under the 2012 Stock Incentive Plan. Also includes 1,481,767 shares issuable upon the vesting of outstanding restricted stock units granted under the 2012 Stock Incentive Plan. The weighted-average exercise price information in column (b) does not take outstanding restricted stock units into account because they do not have an exercise price.
(3)    Does not include the exercise price of options granted under the Employee Plan because no such options are outstanding.
(4)    Includes 111,710 shares available for future issuance under the 2012 Stock Incentive Plan through grants of options, stock appreciation rights, restricted stock, restricted stock units or other stock awards (but does not include the additional 2,000,000 shares that stockholders are being asked to approve for issuance under the 2012 Stock Incentive Plan at the Annual Meeting). Also includes 182,844 shares available for future issuance under the 2012 Formula Plan through grants of restricted stock or restricted stock units. Also includes 1,351,688 shares available for future issuance under the Employee Plan. As noted above, grants under the Employee Plan have been suspended since December 31, 2005.
(5)    Represents the Sonic Automotive, Inc. Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP have been suspended since December 31, 2005.
(6)    Does not include the exercise price of options granted under the Nonqualified ESPP because no such options are outstanding.
Nonqualified ESPP
The Nonqualified ESPP was adopted by the Board of Directors in 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain of Sonic’s subsidiaries that are not able to participate in the Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the

Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders. Grants under the Nonqualified ESPP and the Employee Plan have been suspended since December 31, 2005.
The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.
Employees of participating subsidiaries generally are eligible to participate in the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than 20 hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.
Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. However, grants under the Nonqualified ESPP have been suspended and no grants have been made since 2005. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted that would permit a participant to purchase more than $25,000 worth of Class A Common Stock under the Nonqualified ESPP during the calendar year.
A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.
Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.
In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.

The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

PROPOSAL 3
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are requesting stockholder approval of the compensation of our Named Executive Officers in fiscal 2020, which is described in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion of this Proxy Statement. This approval is not intended to address any specific item or element of compensation or the compensation of any particular Named Executive Officer, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, principles and policies used to determine compensation.
Stockholders were most recently asked to approve the compensation of the Company’s Named Executive Officers at our 2020 annual meeting of stockholders, and stockholders approved the Company’s Named Executive Officer compensation with approximately 94% of the votes cast in favor. At the Company’s 2017 annual meeting of stockholders, we asked stockholders to indicate whether future advisory stockholder votes on Named Executive Officer compensation should occur every one, two or three years. Because the Board views it as a good corporate governance practice, and because at the 2017 annual meeting of stockholders a majority of the votes cast were in favor of an annual advisory vote, the Board adopted a policy that the Company will include an advisory stockholder vote on Named Executive Officer compensation in the Company’s proxy materials on an annual basis until the next required advisory stockholder vote on the frequency of advisory stockholder votes on Named Executive Officer compensation, which will occur no later than the Company’s annual meeting of stockholders in 2023.
Our compensation policies and procedures are competitive, are focused primarily on pay-for-performance principles and are intended to align with the long-term interests of our stockholders. We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 31 of this Proxy Statement for additional details on Sonic’s executive compensation, including Sonic’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the compensation of our Named Executive Officers in fiscal 2020.
Accordingly, the Company is asking stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to Sonic’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion set forth on pages 31 to 58 of this Proxy Statement, is hereby approved.
This vote is advisory, which means that the stockholder vote on this proposal will not be binding on Sonic, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Sonic’s Named Executive Officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF SONIC’S NAMED EXECUTIVE OFFICERS IN
FISCAL 2020 AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE AMENDMENT TO
SONIC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board has unanimously declared advisable, adopted and recommends that Sonic’s stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) designating the exclusive forums in which certain claims against Sonic may be brought. Prior to February 10, 2021, both Sonic’s Amended and Restated Bylaws and its Amended and Restated Certificate of Incorporation were silent as to the forum in which stockholders may bring claims against Sonic. As a corporation organized under the laws of the State of Delaware, Delaware law governs the relationship among Sonic’s directors, officers and stockholders (also known as the “internal affairs doctrine”). However, federal law gives the federal courts of the United States and the courts of the several states concurrent jurisdiction over claims arising under the Securities Act of 1933, as amended (the “Securities Act”). Federal law gives the federal courts of the United States exclusive jurisdiction over claims brought under the Exchange Act. State law claims may also be brought together with Securities Act and Exchange Act claims as well, including claims under the internal affairs doctrine. As more fully described below (such description being qualified in its entirety by the full text of the amendment attached to this Proxy Statement as Appendix A), the Amendment provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for claims brought under the internal affairs doctrine. The Amendment further specifies that, to the extent permitted by applicable law, the United States District Court for the District of Delaware shall be the sole and exclusive forum for claims brought under the Securities Act and the Exchange Act. The exclusive forum provisions only regulate the forums in which our stockholders may file claims relating to the specified disputes. The provisions do not restrict the ability of plaintiffs to bring such claims or the remedies available if the claims are ultimately successful.
By designating the forums in which certain claims can be brought, the Company intends to promote the efficient resolution of such claims and avoid duplicative lawsuits being brought in multiple jurisdictions. Further, the ability to litigate internal claims governed by Delaware law in state courts outside the State of Delaware may mean that claims are brought in jurisdictions which do not apply Delaware law to the Company’s internal affairs in the same manner as the Court of Chancery of the State of Delaware would do. Even if such jurisdictions sought to apply Delaware law in a manner consistent with the courts of the State of Delaware, the outcomes of those cases and cases brought in other forums could be inconsistent with each other and with the manner in which the Delaware courts would decide such cases.
The Board considered the fact that the Delaware courts are widely regarded as the leading courts for the determination of disputes involving a company’s internal affairs in terms of precedent, experience and focus. The courts’ considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware law. This provides Sonic and our stockholders with more predictability regarding the outcome of corporate disputes. The Board also considered that the Court of Chancery of the State of Delaware is a specialized court addressing corporate matters with streamlined procedures and processes which help provide relatively quick decisions, which we believe can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery of the State of Delaware has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes.

In addition, the Board believes that designating the United States District Court for the District of Delaware as the exclusive forum for claims brought under the Securities Act and the Exchange Act promotes many of the same benefits to Sonic and its stockholders as discussed above. The District of Delaware is a common venue for claims brought under both the Securities Act and the Exchange Act and is experienced with handling such claims. Further, to the extent that state law claims might be asserted in the same lawsuit, the Board believes the federal courts of the District of Delaware are best able to interpret the General Corporation Law of the State of Delaware consistently with the state courts of Delaware. The designation of a single venue for claims brought under the Securities Act and the Exchange Act also promotes the efficient disposition of claims and the avoidance of contradictory outcomes. While the Board believes the designation of the District of Delaware as the exclusive forum for claims brought under the Securities Act and the Exchange Act is permitted under applicable law, there is no controlling legal authority that states that such provision would be enforceable.
In reaching its conclusion to adopt the Amendment and recommend that stockholders approve the Amendment, the Board considered that the exclusive forum provisions contemplated by the Amendment may in some instances impose additional litigation costs on stockholders in pursuing certain claims, particularly if a stockholder does not reside in or near the State of Delaware. The Board also weighed the possibility that an exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Although some plaintiffs might prefer to litigate claims under the Securities Act in a state court because it may be more convenient or viewed as being more favorable to them, or for other reasons, the Board believes that the substantial benefits to the Company and its stockholders as a whole from designating the Unites States District Court for the District of Delaware as the exclusive forum for litigation arising under the Securities Act outweigh these concerns.
While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions requiring claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether courts in other jurisdictions will enforce provisions such as those contemplated in the Amendment, including whether a court would enforce the provision requiring claims arising under the Securities Act or the Exchange Act to be brought in the United States District Court for the District of Delaware. If the exclusive forum provision contemplated by the Amendment is found to be unenforceable in a particular action, we may incur additional costs associated with resolving such an action or the validity of the exclusive forum provision on appeal. Conversely, the provision contemplated by the Amendment might impose additional litigation costs on stockholders who assert that the provision is not enforceable or is invalid. The Delaware courts or the United States District Court for the District of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.
On February 10, 2021, the Board adopted Amended and Restated Bylaws that include an exclusive forum provision substantially identical to the provision contemplated in the Amendment. The Board adopted the exclusive forum bylaw provision in order to ensure the efficient resolution of claims and to reduce the cost and uncertainty of litigation for all parties prior to the time when our stockholders have an opportunity to vote to approve the Amendment. To the extent the Amendment is not approved by our stockholders at the Annual Meeting, the Board will promptly act to further amend and restate the Bylaws to remove the exclusive forum bylaw provision from the Bylaws.
Accordingly, in light of the foregoing and for the reasons stated above, the Board has unanimously declared advisable, adopted and recommends that Sonic’s stockholders approve, an amendment adding a new Article XI to our Amended and Restated Certificate of Incorporation to provide that, unless Sonic otherwise consents in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for:

•	any derivative action or proceeding brought on behalf of Sonic (other than derivative actions brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder);
•	any action asserting a claim of a breach of, or based on, a fiduciary duty owed by any current or former director, officer or other employee of Sonic to Sonic or Sonic’s stockholders;
•	any action asserting a claim against Sonic or any current or former director, officer or other employee or stockholder of Sonic arising pursuant to any provision of the General Corporation Law of the State of Delaware or Sonic’s Amended and Restated Certificate of Incorporation or Sonic’s Amended and Restated Bylaws; or
•	any action asserting a claim against Sonic governed by the internal affairs doctrine of the State of Delaware.
The amendment also provides that, unless Sonic consents in writing, but only to the extent permitted by applicable law, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts.
A copy of the amendment to our Amended and Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO
SONIC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 5
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
SONIC AUTOMOTIVE, INC. 2012 STOCK INCENTIVE PLAN

The 2012 Stock Incentive Plan was originally adopted by the Board of Directors on February 22, 2012 and approved by the Company’s stockholders at the 2012 annual meeting of stockholders. The 2012 Stock Incentive Plan has been previously amended and restated, most recently effective as of April 29, 2019 and approved by the Company’s stockholders at the 2019 annual meeting of stockholders. On February 10, 2021, the Board of Directors, with the recommendation of the Compensation Committee, approved an amendment and restatement of the 2012 Stock Incentive Plan, subject to the requisite approval of the Company’s stockholders at the Annual Meeting. We are asking that stockholders approve the amendment and restatement of the 2012 Stock Incentive Plan to increase the number of shares of the Company’s Class A Common Stock authorized for issuance thereunder from 6,000,000 to 8,000,000, reflecting an increase of 2,000,000 shares. No other amendments are proposed for stockholder approval.

The proposed increase in the number of shares of the Company’s Class A Common Stock authorized for issuance under the 2012 Stock Incentive Plan is intended to allow the Company to continue to offer equity-based incentive compensation in an effort to attract, retain, motivate and reward key employees and, when appropriate, consultants, as well as to align their interests with those of the Company’s stockholders. The Board of Directors believes that the 2012 Stock Incentive Plan helps to strengthen the incentive for participants to achieve the objectives of the Company and its stockholders. We also believe these additional shares are necessary to sustain equity compensation as an integral component of our compensation philosophy and the continued link between overall compensation and increases in stockholder value. In addition, the grant of equity awards as a form of compensation helps to allow us to manage cash resources. The proposed additional shares under the 2012 Stock Incentive Plan also are intended and necessary to support awards of performance-based restricted stock units under the 2012 Stock Incentive Plan to 96 designated key employees (including our Named Executive Officers) that were approved by the Compensation Committee on February 10, 2021, subject to stockholder approval of the amendment and restatement.

As of February 24, 2021, and without considering the proposed 2,000,000 share increase, approximately 111,710 shares of the Company’s Class A Common Stock remained available for future awards under the 2012 Stock Incentive Plan. The shares that remain available are not sufficient to support our annual grant of equity awards approved by the Compensation Committee in February 2021, and, therefore, these awards were made contingent on stockholder approval of the amendment and restatement. In addition, if the amendment and restatement of the 2012 Stock Incentive Plan is not approved by our stockholders, we will not be able to make awards in the coming years which we anticipate would materially affect our ability to attract and retain highly qualified individuals and place us at a competitive disadvantage.

The following is a summary of the 2012 Stock Incentive Plan, as amended and restated, submitted for stockholder approval. The summary describes the principal features of the 2012 Stock Incentive Plan, but it is qualified by reference to the full text of the amendment and restatement of the 2012 Stock Incentive Plan, which is attached as Appendix B to this Proxy Statement.

Summary of Amendment and Restatement of 2012 Stock Incentive Plan

Administration

The 2012 Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to grant awards under the 2012 Stock Incentive Plan, to select the recipients of awards under the 2012 Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2012 Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2012 Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2012 Stock Incentive Plan. The Compensation Committee also has the discretion to vary or amend the terms of awards and to establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.

The amendment and restatement of the 2012 Stock Incentive Plan also includes more detailed provisions regarding the authority of the Compensation Committee to delegate its authority. To the extent permitted by applicable law and to the extent that any such action will not prevent the 2012 Stock Incentive Plan or any award from satisfying certain regulatory exemptions and requirements, the Compensation Committee may delegate to a subcommittee or executive officers of the Company (or other such persons it deems appropriate) the authority to perform such functions that the Compensation Committee determines; provided, that awards to executive officers and related substantive matters will be determined solely by the Compensation Committee or an appropriate subcommittee.

Eligibility

The Compensation Committee may grant awards under the 2012 Stock Incentive Plan to employees and consultants providing services to the Company. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems appropriate, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who are eligible to participate in the 2012 Stock Incentive Plan will vary and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of February 24, 2021, the Company had approximately 8,200 employees.

Types of Awards

Awards under the 2012 Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. Each type of award is discussed in more detail below.

Shares Subject to 2012 Stock Incentive Plan and Award Limits

If the stockholders approve the amendment and restatement of the 2012 Stock Incentive Plan, the number of shares of the Company’s Class A Common Stock available for issuance under the 2012 Stock Incentive Plan will be 8,000,000 shares, subject to adjustment as described below. Shares of Class A

Common Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2012 Stock Incentive Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Class A Common Stock subject to an award that are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award) or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award will not become available again for awards under the 2012 Stock Incentive Plan.

The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the 2012 Stock Incentive Plan is 2,000,000 shares, subject to adjustment as described below.

No individual may be granted options and/or stock appreciation rights under the 2012 Stock Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year. With respect to all other types of awards, the 2012 Stock Incentive Plan provides that no individual may be granted awards (whether such awards may be settled in shares of Class A Common Stock and/or cash) consisting of, covering or relating to in the aggregate more than 1,100,000 shares of Class A Common Stock during any calendar year. These limits apply regardless of whether the award is intended to be treated as performance-based compensation under the Section 162(m) Exception (see “—Section 162(m) Performance Awards” below).

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Compensation Committee, including adjustments to the number and kind of shares of Class A Common Stock which may be issued under the 2012 Stock Incentive Plan, the number of shares of Class A Common Stock subject to the award limits under the 2012 Stock Incentive Plan, and the number, kind and price of shares of Class A Common Stock subject to outstanding awards under the 2012 Stock Incentive Plan.

Stock Options

Stock options may be granted under the 2012 Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of the Company’s Class A Common Stock from the Company at a designated exercise price.

The exercise price of options granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Company’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of the Company’s Class A Common Stock on the grant date. For this purpose, fair market value under the 2012 Stock Incentive Plan generally is based on the closing sale price of the Company’s

Class A Common Stock on the NYSE on the grant date of the option (or, if there is no such sale on the grant date, then on the last previous day on which a sale was reported).

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed 10 years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder’s service with the Company terminates. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. Such restrictions may, but are not required to, include performance goals for financial or other business objectives. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

To exercise an option, the option holder must deliver a written notice of exercise to the Company (or its delegate) in the manner directed by the Company, specifying the number of shares of Class A Common Stock with respect to which the option is to be exercised, accompanied by the aggregate exercise price (or provision for the aggregate exercise price). Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid in cash and, subject to applicable law and such rules as may be established by the Compensation Committee, (i) by tendering previously acquired shares of Class A Common Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met and/or (ii) by means of a “cashless exercise” through an approved broker. The Compensation Committee also may provide that options may be exercised using a “net share settlement” procedure or by other means consistent with applicable law.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If the option holder’s service terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and can no longer be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of the Company’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of the Company’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value under the 2012 Stock Incentive Plan generally is based on the closing sale price of the Company’s Class A Common Stock on the NYSE on the grant date of the SARs (or, if there is no such sale on the grant date, then on the last previous day on which a sale was reported).

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period cannot exceed 10 years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient’s service with the Company ends. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. Such restrictions may, but are not required to, include performance goals for financial or other business objectives. SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred except by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs in certain circumstances.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of the Company’s Class A Common Stock that is subject to restrictions and other terms and conditions set by the Compensation Committee. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on the achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company ends, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee provides otherwise.

Except as otherwise provided by the Compensation Committee, a recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide in its discretion that, if the Board of Directors declares a dividend with respect to the Class A Common Stock, a recipient of restricted stock units will receive dividend equivalents on terms set by the Compensation Committee.
Other Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are denominated in or valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Section 162(m) Performance Awards

Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to “covered employees” to $1 million with respect to each such covered employee. Prior to enactment of the Tax Act, an exception to this deduction limit applied for compensation that qualifies as performance-based compensation (the “Section 162(m) Exception”). The 2012 Stock Incentive Plan generally was intended to allow the Compensation Committee to grant certain awards intended to meet the Section 162(m) Exception (and continues to do so to the extent the Section 162(m) Exception remains available).

For performance awards, the Compensation Committee establishes in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms are established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. The 2012 Stock Incentive Plan provides that the performance goals may be based on one or more of the following: (i) stock price; (ii) market share; (iii) earnings per share (basic or diluted); (iv) net earnings; (v) operating or other earnings; (vi) gross or net profits; (vii) revenues; (viii) financial return ratios; (ix) stockholder return; (x) cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); (xi) cash position; (xii) return on equity; (xiii) return on investment; (xiv) debt rating; (xv) sales (including Company-wide sales and dealership sales); (xvi) expense reduction levels; (xvii) debt levels (including borrowing capacity); (xviii) return on assets (gross or net); (xix) debt to equity ratio; (xx) debt to capitalization ratio; (xxi) consummation of debt offerings; (xxii) consummation of equity offerings; (xxiii) growth in assets, sales or market share; (xxiv) customer satisfaction; (xxv) reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); (xxvi) share count reduction; (xxvii) gross or operating margins; (xxviii) contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance or obtaining amendments of contractual covenants); or (xxix) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

Performance goals may be based on the performance of (A) the Company; (B) one or more of the Company’s divisions, business units or subsidiaries; (C) the Company and its subsidiaries as a whole; or (D) any combination of the foregoing. Performance goals also may be expressed by reference to an individual’s performance relating to any of the criteria.

The 2012 Stock Incentive Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, but not limited to, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the performance goals, the Compensation Committee may specify that they will be determined either before or after taxes and adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short-term and/or long-term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results.

The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not to increase, an award.

Following completion of the applicable performance period, the Compensation Committee certifies in writing the extent to which the performance goals have been reached. The Compensation Committee cannot waive the performance goal requirements for a covered officer except in its discretion in the case of the death or disability of the recipient or in the event of a change in control.

As noted previously, the amendment and restatement of the 2012 Stock Incentive Plan provides that no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 1,100,000 shares of Class A Common Stock during any calendar year. In addition, the maximum cash payment that may be paid under a cash-based stock award during a calendar year to a participant is $4 million.

There is no guarantee that awards under the 2012 Stock Incentive Plan that are intended to qualify as tax deductible under the Section 162(m) Exception will ultimately be determined as such by the IRS.

The amendment and restatement of the 2012 Stock Incentive Plan provides that it is not intended to modify in any material respect any award pursuant to a written binding contract in effect on November 2, 2017 that is intended to satisfy the Section 162(m) Exception.

Change in Control

Under the 2012 Stock Incentive Plan, a “change in control” generally means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

Upon either the consummation of a tender offer or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, (i) outstanding stock options and SARs will become fully vested and exercisable; (ii) outstanding restricted stock and restricted stock units (including performance awards other than those described below) will become fully vested with all restrictions and conditions related thereto being deemed satisfied; (iii) outstanding performance awards of restricted stock and restricted stock units (as adjusted, if applicable) for which the performance period has ended, but which otherwise remain subject to additional vesting or other restrictions, will become vested with all restrictions and conditions related thereto being deemed satisfied based upon achievement of the applicable target performance goals; and (iv) outstanding performance awards of restricted stock and restricted stock units for which the performance period has not yet ended will be adjusted, as applicable, and become vested with all restrictions and conditions related thereto being deemed satisfied on a pro rata basis based upon an assumed achievement of the applicable target performance goals and the length of time within the performance period that has elapsed prior to the change in control. The applicable award agreement will specify the effect of a change in control on other stock awards.

Forfeiture and Clawback

The 2012 Stock Incentive Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including, but not limited to, the right to receive an award, to exercise an award, to retain an award, to retain cash or Class A Common Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2012 Stock Incentive Plan also provides that all awards granted under the 2012 Stock Incentive Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2012 Stock Incentive Plan in whole or in part for any reason; provided, that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2012 Stock Incentive Plan will terminate at 11:59 p.m. on February 22, 2027; provided, that no incentive stock options may be granted under the 2012 Stock Incentive Plan on or after February 22, 2022. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2012 Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board of Directors may amend the 2012 Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining the holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

Market Price of Class A Common Stock

The closing price of a share of the Company’s Class A Common Stock on the NYSE on February 24, 2021 was $44.02.

Plan Benefits

Awards under the 2012 Stock Incentive Plan are made at the discretion of the Compensation Committee. Future awards that may be received by any executive officers or others pursuant to the 2012 Stock Incentive Plan are not presently determinable. However, the following table provides information regarding awards of performance-based restricted stock units approved by the Compensation Committee on February 10, 2021 that are subject to stockholder approval of the amendment and restatement of the 2012 Stock Incentive Plan.

New Plan Benefits
2012 Stock Incentive Plan

Name and Position(s)	Dollar Value ($)(1)	Number of Units(2)

O. Bruton Smith	—	50,753
Executive Chairman
David Bruton Smith	—	68,887
Chief Executive Officer
Jeff Dyke	—	39,142
President
Heath R. Byrd	—	30,507
Executive Vice President and Chief Financial Officer
Executive Group	—	219,206
(current executive officers as a group)
Non-Executive Director Group	—	—
(current directors who are not executive officers as a group)
Non-Executive Officer Employee Group	—	170,921
(current employees other than executive officers as a group)

(1) The closing price of a share of the Company’s Class A Common Stock on the NYSE on February 24, 2021 was $44.02.

(2) Grants of performance-based restricted stock units awarded on February 10, 2021, contingent on stockholder approval of the amendment and restatement of the 2012 Stock Incentive Plan. These restricted stock units remain subject to forfeiture based upon Sonic’s achievement of defined Adjusted EPS objective levels for the 2021 calendar year. Subject to adjustment based on the extent to which such performance condition is met for 2021, each award of restricted stock units will vest in three annual installments subject to continued service, with 25% vesting on March 31, 2022, 30% vesting on February 10, 2023 and 45% vesting on February 10, 2024. Upon vesting, restricted stock units are settled in shares of Class A Common Stock.

The following table provides information about the stock options that previously have been granted to various individuals and groups under the 2012 Stock Incentive Plan:

Name and Position(s)	Number of Stock Options(1)

O. Bruton Smith	336,851
Executive Chairman
David Bruton Smith	457,203
Chief Executive Officer
Jeff Dyke	259,787
President
Heath R. Byrd	202,479
Executive Vice President and Chief Financial Officer
Executive Group	1,256,320
Non-Executive Director Group	—
Associates of directors or executive officers	—
Each other person who received or is to receive 5% of such options	—
Non-Executive Officer Employee Group	1,010,276

(1) These nonstatutory stock options have an exercise price of $16.76 per share and will vest in annual installments over a three-year period generally subject to continued service, with 1/3 of the stock options vesting on each of April 10, 2021, April 10, 2022 and April 10, 2023. The stock options terminate on April 10, 2030 unless they expire earlier in connection with termination of employment.

Certain Federal Income Tax Consequences

The following is a brief summary of the current U.S. federal income tax consequences that generally apply with respect to awards that may be granted under the 2012 Stock Incentive Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances. This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisers about the tax consequences related to awards under the 2012 Stock Incentive Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code). In the event of the disposition of the acquired shares of Class A Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options generally should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price.

The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of SARs generally should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code).

Restricted Stock

The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to a tax deduction or refund with respect to the tax already paid. An award agreement may include provisions that require a participant to make, or to refrain from making, an election under Section 83(b) of the Code.

Restricted Stock Units

The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to deduction limitations under Section 162(m) of the Code).

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m) of the Code

The above discussion regarding the Company’s federal income tax deductions is subject to Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain current and former executive officers to $1.0 million with respect to each such officer, except certain grandfathered payments pursuant to written binding contracts in effect on November 2, 2017 that meet the requirements of the Section 162(m) Exception. There is no guarantee that awards under the 2012 Stock Incentive Plan that are intended to meet the Section 162(m) Exception will ultimately be determined as such by the IRS.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2012 Stock Incentive Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2012 Stock Incentive Plan or any award granted under the 2012 Stock Incentive Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any failure to comply with or meet the requirements for an exemption from Section 409A of the Code.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE SONIC AUTOMOTIVE, INC. 2012 STOCK INCENTIVE PLAN.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, the Categorical Standards and the charters for the Audit Committee, the Compensation Committee and the NCG Committee, are available on our website, www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
We will disclose information regarding amendments to, or waivers from, our Code of Business Conduct and Ethics (to the extent required to be disclosed pursuant to Form 8-K) by posting this information on our website, www.sonicautomotive.com. The information on our website is not a part of this Proxy Statement.
Other Matters that May Be Considered at the Annual Meeting
In the event that any matters other than those referred to in the accompanying Notice of 2021 Annual Meeting of Stockholders should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
Stockholder Proposals for the 2022 Annual Meeting of Stockholders
Any stockholder proposal intended to be included in Sonic’s proxy statement and form of proxy relating to the 2022 annual meeting of stockholders must be in writing and received by Sonic not later than November 12, 2021. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, or faxed to his attention at (704) 973-9304. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.
In addition, any stockholder proposal intended to be presented at the 2022 annual meeting of stockholders, but that will not be included in Sonic’s proxy statement and form of proxy relating to the 2022 annual meeting of stockholders, must be delivered to, or mailed and received at, Sonic’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Sonic’s Amended and Restated Bylaws (other than proposals submitted pursuant to Rule 14a-8) must be delivered, or mailed and received, no earlier than December 29, 2021 and no later than January 28, 2022. However, in the event that the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after April 28, 2022, notice by the stockholder to be timely must be so delivered or received no earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Sonic’s Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained by writing to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
Expenses of Solicitation
Sonic will pay the entire cost of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying proxy card, the notice letter and any additional soliciting materials sent by Sonic to stockholders. Further, Sonic may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to solicitations by mail and the Internet, certain of Sonic’s directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile and e-mail.
Delivery of Proxy Materials
As permitted by the SEC rules, only one copy of this Proxy Statement and the 2020 Annual Report to Stockholders, or notice letter, as applicable, is being delivered to stockholders residing at the same address, unless one or more of such stockholders have notified Sonic of their desire to receive multiple copies of proxy statements, annual reports or notice letters.
Sonic will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2020 Annual Report to Stockholders, or notice letter, as applicable, to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the 2020 Annual Report to Stockholders or the notice letter, requests to receive multiple copies of future proxy statements, annual reports or notice letters, and requests to receive only one copy of future proxy statements, annual reports or notice letters should be directed to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211 or by telephone at (704) 566-2400.

APPENDIX A
ARTICLE XI OF SONIC AUTOMOTIVE, INC.’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
AS MODIFIED BY PROPOSED AMENDMENT
ARTICLE XI
Exclusive Jurisdiction of Delaware Courts or the United States District Court for the District of Delaware
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation (other than derivative actions brought to enforce any duty or liability created by the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder), (ii) any action asserting a claim of breach of, or based on, a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, or other employee or stockholder of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, but only to the extent permitted by applicable law, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts.

A-1

APPENDIX B

SONIC AUTOMOTIVE, INC.
2012 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AS OF FEBRUARY 10, 2021

ARTICLE 1. PURPOSE AND EFFECTIVE DATES
1.1     Purposes of the Plan. Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.
1.2     Original Effective Date. The Plan was initially adopted by the Board of Directors on February 22, 2012 and was effective upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders on April 18, 2012. No Awards could be granted prior to stockholder approval of the Plan.
1.3     Restatement Effective Dates. The Plan was previously amended and restated effective as of February 11, 2015, subject to the requisite approval of the Company’s stockholders at the 2015 Annual Meeting of Stockholders which was obtained on April 14, 2015. The Plan was again amended and restated effective as of April 24, 2019, subject to the requisite approval of the Company’s stockholders at the 2019 Annual Meeting of Stockholders which was obtained on April 24, 2019. This third amendment and restatement is a continuation of the Plan and shall be effective as of February 10, 2021, subject to the requisite approval of the Company’s stockholders at the 2021 Annual Meeting of Stockholders. For the avoidance of doubt, this third amendment and restatement shall not materially affect the terms or conditions of any Award subject to the Section 162(m) Exception to the extent that compliance with the Section 162(m) Exception is required for the deductibility of such Award, and any such Awards made pursuant to a written binding contract in effect on November 2, 2017 shall not be deemed to be modified in any material respect as a result of this second amendment and restatement of the Plan.
ARTICLE 2. DEFINITIONS
2.1    Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:
(a)    “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Stock Awards.
(b)    “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.
(c)    “Board” or “Board of Directors” means the Board of Directors of the Company.
(d)    “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” any act, action or series of acts or actions or any omission, omissions, or series of omissions that result in, or that have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his or her responsibilities, or the Participant’s gross negligence or willful misconduct; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors. In any event, the existence of “Cause” shall be determined by the Committee (or its delegate).
(e)    “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of persons of, all or a majority of the then-outstanding voting securities of the Company. Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(g)    “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for the Section 162(m) Exception, the Committee shall consist of two or more Directors who meet the requirements for “outside directors” within the meaning of the Section 162(m) Exception. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.
(h)    “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share.

(i)    “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.
(j)    “Director” means any individual who is a member of the Board of Directors of the Company.
(k)    “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.
(l)    “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.
(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(n)    “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;
(ii)    If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined (or, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then on the immediately preceding day such bid and asked prices were quoted); or
(iii)    If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.
(o)    “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(p)    “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
(q)    “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.
(r)    “Named Executive Officer” means a Participant who is considered a “covered employee” for purposes of the Section 162(m) Exception.
(s)    “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.
(t)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(u)    “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.
(v)    “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan and which Award is outstanding.
(w)    “Performance Period” means the period designated by the Committee during which the Section 162(m) Performance Goals with respect to a Section 162(m) Performance Award will be measured.
(x)    “Plan” means this Sonic Automotive, Inc. 2012 Stock Incentive Plan, as amended from time to time.
(y)    “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock subject to such Restricted Stock Award or the Restricted Stock Units, as the case may be, are no longer restricted and subject to forfeiture.
(z)    “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.
(aa)    “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to a substantial risk of forfeiture and/or such other restrictions as determined by the Committee. Restricted Stock Units are not actual shares of Common Stock.

(bb)    “SAR” means a stock appreciation right granted pursuant to Article 7.
(cc)    “Section 162(m) Exception” means the exception under Section 162(m) of the Code for “qualified performance-based compensation,” as such exception existed for taxable years beginning prior to January 1, 2018 before the amendments made to Section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017.
(dd)    “Section 162(m) Performance Award” means an Award granted upon or subject to the attainment of one or more Section 162(m) Performance Goals during a Performance Period, as established by the Committee in its sole discretion in accordance with Article 10.
(ee)    “Section 162(m) Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period in connection with a Section 162(m) Performance Award, as described in Section 10.1(b).
(ff)    “Stock Award” means an equity-based award granted pursuant to Article 9.
(gg)    “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.
(hh)    “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.
(ii)    “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its sole discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.
ARTICLE 3. ADMINISTRATION
3.1     Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting and/or exercise conditions applicable to an Award; the duration of an Award; whether an Award is intended to qualify as a Section 162(m) Performance Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; whether, to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; subject to applicable law, the effect of a suspension of employment or leave of absence on an Award; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions and settle all controversies arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration (including, without limitation, rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, as provided in Section 15.13); delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and to take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.
3.2     Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A of the Code or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.
3.3     Delegation. To the extent not prohibited by applicable law and only to the extent that any such action will not prevent the Plan or any Award from satisfying an exemption under Rule 16b-3 of the Exchange Act, or the rules of any applicable securities exchange or any other applicable law, the Committee may delegate to a subcommittee of the Committee or to the Company’s executive officers (or other such persons as it deems appropriate) the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate; provided that, Awards to executive officers and substantive matters related thereto shall be determined solely by the Committee or an appropriate subcommittee thereof. For the avoidance of doubt and notwithstanding the foregoing, the authority to grant Restricted Stock or other Awards may not be delegated unless permitted by Delaware law. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to anyone, and the Committee may at any time rescind any delegated authority.
3.4     Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.
3.5     Indemnification. In addition to such other rights they may have as Directors or members of the Committee under the Company’s Certificate of Incorporation or Bylaws or otherwise, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the

Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.
3.6     Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically by the Company or the Committee (or the delegate of either) or posted on the Company’s intranet.
ARTICLE 4. STOCK SUBJECT TO THE PLAN; LIMITS
4.1     Stock Available Under the Plan. Subject to adjustment as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is Eight Million (8,000,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.
Notwithstanding the other provisions of this Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be Two Million (2,000,000) shares, subject to adjustment as provided in Section 4.3. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.
4.2     Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):
(a)     Individual Option and SAR Limit. No Participant shall be granted, during any one (1) calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than Five Hundred Thousand (500,000) shares of Common Stock.
(b)     Individual Limit on Other Awards. With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than One Million One Hundred Thousand (1,100,000) shares of Common Stock. With respect to any cash-based Stock Award that is intended to be a Section 162(m) Performance Award, the maximum cash payment that may be paid during any one (1) calendar year to a Participant shall be $4,000,000.
The foregoing limitations shall apply to all Awards and also shall be applied in a manner that will permit Awards that are intended to satisfy the Section 162(m) Exception to meet the applicable requirements thereunder.
4.3     Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Committee to the maximum number and kind of shares of Common Stock that may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 (to the extent such adjustment to a Section 162(m) Performance Award would not cause a failure to comply with the Section 162(m) Exception) and the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its sole discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event that in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code, and in the case of a Section 162(m) Performance Award, the Section 162(m) Exception. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its sole discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.
ARTICLE 5.      ELIGIBILITY AND PARTICIPATION
Awards under the Plan may be granted to Employees and consultants providing services to the Company or a Subsidiary (provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one (1) Award under the Plan; however, a grant made hereunder in any one (1) year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or any subsequent years.

ARTICLE 6.      STOCK OPTIONS
6.1     Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:
(a)     Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.
(b)     Option Price. The Option Price per share of Common Stock shall be determined by the Committee but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)     Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Such restrictions and conditions may, but are not required to, include one or more of the Section 162(m) Performance Goals described in Section 10.1(b) and/or other performance metrics, which may include subjective metrics, as the Committee deems appropriate. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option.
(d)     Option Term. The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten (10) years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five (5) years from the date of its grant.
(e)     Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.
(i)     General Rule. In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his or her death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) sixty (60) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(ii)     Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) ninety (90)

days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(iii)     Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) one (1) year following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(iv)     Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent that the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within such period of time ending on the earlier of (A) one (1) year following the date of death or (B) the expiration of the term of the Option as set forth in the Award Agreement.
(f)     ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.
(g)     Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company (or its delegate) in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price (or provision for the aggregate Option Price) for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to the Company in full (i) in cash or cash equivalents acceptable to the Company, (ii) subject to applicable law and such rules and procedures as may be established by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion), (iii) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by the Company through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to the Company, or (iv) a combination of the foregoing. The Committee also may provide that Options may be exercised using a “net share settlement” procedure, or by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).
(h)     Transfer Restrictions. Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than fifty percent (50%) of the voting interests; provided that in all cases, such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and the Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.
(i)     No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.
ARTICLE 7.      STOCK APPRECIATION RIGHTS
7.1     Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:
(a)     Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Such conditions may, but are not required to, include one or more of the Section 162(m) Performance Goals described in Section 10.1(b) and/or other performance metrics, which may include subjective metrics, as the Committee deems appropriate. The Committee may grant SARs in tandem with or independently from Options.
(b)     Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.
(c)     Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.
(d)     Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten (10)

years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.
(e)     Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.
(f)     Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. As specified by the Committee in the Award Agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.
(g)     Nontransferability. Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than fifty percent (50%) of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and the Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.
(h)     No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.
ARTICLE 8.      RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1     Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:
(a)     Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the

Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)     Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.
(c)     Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.
(d)     Other Restrictions. The Committee may impose such conditions and restrictions on the grant, vesting or retention of Restricted Stock and Restricted Stock Units as it determines, including based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives. For Awards that are not intended to be Section 162(m) Performance Awards, the conditions and restrictions may relate to one or more Section 162(m) Performance Goals described in Section 10.1 and/or other performance metrics, which may include subjective metrics, as the Committee deems appropriate. The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.
(e)     Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as determined by the Committee and specified in the Award Agreement.
(f)     Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.
(g)     Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.
(h)     Stockholder Rights.
(i)     Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.
(ii)     Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.
(iii)     Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.
(i)     Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company one or more stock powers, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.
ARTICLE 9. STOCK AWARDS
The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated in or valued by reference to shares of Common Stock, including, but not limited to, the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards may be granted either alone or in addition to other Awards under the Plan. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains (or cash equivalent thereof), the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
ARTICLE 10.     SECTION 162(m) PERFORMANCE AWARDS
10.1     Section 162(m) Performance Awards. Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee previously may have approved an Award of Restricted Stock or Restricted Stock Units or a Stock Award intended to meet the Section 162(m) Exception based upon a determination that the Participant is or may become a Named Executive Officer. For such Awards, the provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Section 162(m) Performance Awards shall be subject to the following terms and conditions:
(a)     Award Agreement. Each grant of a Section 162(m) Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Section 162(m) Performance Award pertains, the applicable Section 162(m) Performance Goals and Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)     Section 162(m) Performance Goals. The Committee shall establish one or more Section 162(m) Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Section 162(m) Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed) or within such other time period prescribed by the Section 162(m) Exception; provided, that achievement of the Section 162(m) Performance Goals must be substantially uncertain at the time they are established. Such Section 162(m) Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Section 162(m) Performance Goals may be based on the performance of (i) the Company; (ii) the Participant’s division, business unit or employing Subsidiary; (iii) one or more of the Company’s divisions, business units or Subsidiaries; (iv) the Company and its Subsidiaries as a whole; or (v) any combination of the foregoing. Section 162(m) Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria.
Section 162(m) Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Section 162(m) Performance Goals meet the requirements hereunder. Section 162(m) Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Section 162(m) Performance Goals, the Committee may specify that the Section 162(m) Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short-term and/or long-term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Section 162(m) Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.
The Committee also may establish subjective Section 162(m) Performance Goals for Participants, provided that for Named Executive Officers, the subjective Section 162(m) Performance Goals may be used only to reduce, and not to increase, the Section 162(m) Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants to the extent they are not intended to qualify for the Section 162(m) Exception.
(c)     Payment. Prior to the vesting, settlement, payment or delivery, as the case may be, of a Section 162(m) Performance Award, the Committee shall certify in writing the extent to which the applicable Section 162(m) Performance Goals and any other material terms of the Section 162(m) Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Section 162(m) Performance Goal requirements for a Named Executive Officer except in its sole discretion in the case of the death or Disability of the Participant or a Change in Control.
(d)     Other Restrictions. The Committee shall have the power to impose such other restrictions on Section 162(m) Performance Awards as it may deem necessary or appropriate for Section 162(m) Performance Awards that are intended satisfy the Section 162(m) Exception. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to or that does not meet the Section 162(m) Exception.
10.2     Section 162(m) Exception. It is intended that the Plan comply fully with and meet all of the requirements for the Section 162(m) Exception with respect to Options and SARs granted hereunder prior to November 2, 2017. At all times when the Committee determines that compliance with the Section 162(m) Exception is required or desired, it is intended that Section 162(m) Performance Awards granted under this Plan comply with the requirements for the Section 162(m) Exception. In addition, in the event that changes are made to the Section 162(m) Exception to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its sole discretion, grant Awards that do not qualify for the Section 162(m) Exception. In addition, the Section 162(m) Exception will no longer be available for new Awards after November 2, 2017 (unless such Awards qualify for applicable transition relief under the Section 162(m) Exception). Therefore, Awards granted under the Plan may not be tax deductible, in whole or in part, to the Company.

Notwithstanding any other provision of the Plan, this amendment and restatement of the Plan shall not modify in any material respect the terms or conditions of any Award made pursuant to a written binding contract in effect on November 2, 2017 that is intended to meet the Section 162(m) Exception.
ARTICLE 11. CHANGE IN CONTROL
11.1     Impact on Options and SARs. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.
11.2     Impact on Restricted Stock and Restricted Stock Units. Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (including Section 162(m) Performance Awards other than Section 162(m) Performance Awards described below) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control (“Change in Control Vesting”). For Section 162(m) Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has ended, but which remain subject to additional vesting or other restrictions, Change in Control Vesting also shall apply to such Section 162(m) Performance Awards as adjusted (if necessary) based upon achievement of the applicable Section 162(m) Performance Goals. For Section 162(m) Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has not yet ended, Change in Control Vesting shall apply to such Awards of Restricted Stock and Restricted Stock Units on a pro rata basis based upon an assumed achievement of the applicable target Section 162(m) Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.
11.3     Stock Awards. Stock Awards shall be subject to the terms of the applicable Award Agreement regarding a Change in Control.
ARTICLE 12.     FORFEITURE AND CLAWBACK
12.1     Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including, without limitation, the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.
12.2     Company Policies. All Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy.
ARTICLE 13.     AMENDMENT, SUSPENSION AND TERMINATION
13.1     Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Section 422 thereof and the Section 162(m) Exception), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Board, the Plan shall terminate at 11:59 p.m. on February 22, 2027; provided, that no Incentive Stock Options may be granted under the Plan on or after February 22, 2022. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.
13.2.     Amendment of Awards. Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.
13.3     Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or to address other regulatory matters without obtaining a Participant’s consent, including, but not limited to, reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).
ARTICLE 14.     WITHHOLDING
14.1     Tax Withholding Requirements. The Company and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 14.2, other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or to settle any Awards payable hereunder if such withholding requirements have not been satisfied.
14.2     Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the sole discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having the Company or the applicable

Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) by having the Company or the applicable Subsidiary withhold or retain from an Award shares of Common Stock, or by the Participant delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest), sufficient to cover the amount required to be withheld, as determined by the Company using rates of up to the maximum applicable statutory rate in a Participant’s jurisdiction; provided, that (i) any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act and (ii) the Committee may permit share withholding in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Award as a liability for financial accounting purposes. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.
ARTICLE 15. GENERAL PROVISIONS
15.1     Restrictions on Stock Ownership/Legends. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.
15.2     Deferrals. Subject to Section 15.9, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 15.9, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.
15.3     No Employment or Service Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.
15.4     No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.
15.5     No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock, cash payments or other property under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.

15.6     Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or any shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.
15.7     Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.
15.8     Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.
15.9     Compliance with Code Section 409A.    It is generally intended that the Plan and all Awards granted hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of and subject to Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in an Award Agreement, to the extent that any Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six (6) months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six (6)-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award granted hereunder complies with or is exempt from Section 409A of the Code, and the Company shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
15.10     Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.
15.11     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.
15.12     Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its sole discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
15.13     Participants Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (a) adopt such rules and procedures as it determines are necessary or appropriate to permit participation in the Plan by Participants who are foreign nationals or employed outside of the United States; and/or (b) vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also is authorized to adopt sub-plans to achieve the purposes of this Section 15.13. An Award made pursuant to this Section 15.13 may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.
15.14     Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay, and the provisions of this Section 15.14 will apply to all such relevant Awards and are hereby incorporated by reference into such Award Agreements.

15.15     Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards granted hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).
15.16     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.
15.17     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SONIC AUTOMOTIVE, INC.
4401 COLWICK ROAD
CHARLOTTE, NC 28211

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on April 27, 2021. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SAH2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on April 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Sonic Automotive, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D35741-P48940

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SONIC AUTOMOTIVE, INC.

Sonic's Board of Directors recommends that you vote "FOR" each of the nominees named in Proposal 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. O. Bruton Smith	☐	☐	☐
1b. David Bruton Smith	☐	☐	☐
1c. Jeff Dyke	☐	☐	☐
1d. William I. Belk	☐	☐	☐
1e. William R. Brooks	☐	☐	☐
1f. Victor H. Doolan	☐	☐	☐
1g. John W. Harris III	☐	☐	☐
1h. Robert Heller	☐	☐	☐
1i. Keri A. Kaiser	☐	☐	☐
1j. Marcus G. Smith	☐	☐	☐
1k. R. Eugene Taylor	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2, 3, 4 AND 5 HAS BEEN PROPOSED BY SONIC AUTOMOTIVE, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D35742-P48940

SONIC AUTOMOTIVE, INC.
2021 Annual Meeting of Stockholders
April 28, 2021
This proxy is solicited on behalf of Sonic's Board of Directors.

The undersigned hereby appoint(s) Heath R. Byrd and Stephen K. Coss, and each of them, as attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock and Class B Common Stock of Sonic Automotive, Inc. that the undersigned is/are entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 4:00 p.m., Eastern Time, on Wednesday, April 28, 2021 virtually at www.virtualshareholdermeeting.com/SAH2021, and any adjournment or postponement thereof. The proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

Continued and to be signed on reverse side